As Filed with the Securities and Exchange Commission on February 9, 2010
Registration No. 333-[______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jefferies Commodity Real Return ETF
(Registrant)
(Exact name of registrant as specified in its charter)

Delaware (State of Organization)	6799 (Primary Standard Industrial Classification Number)	01-6270570 (I.R.S. Employer Identification Number)

c/o Jefferies Commodity Investment Services, LLC One Station Place Three North Stamford, CT 06902 (203) 708-6500	c/o Jefferies Commodity Investment Services, LLC One Station Place Three North Stamford, CT 06902 (203) 708-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Schmidtberger, Esq.
James C. Munsell, Esq.
Sidley Austin llp
787 Seventh Avenue
New York, New York 10019
Approximate date of commencement of proposed sale to the public:
As promptly as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Aggregate Offering	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered	Price Per Share	Price[1]	Registration Fee[2]
Jefferies Commodity Real Return ETF Common Units of Beneficial Interest	250,000	$25.00[1]	$6,250,000	$445.63

[1]	The proposed maximum aggregate offering has been calculated assuming that all Shares are sold at a price of $25.00 per Share.

[2]	The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.
     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY STATEMENT
     The prospectus contained in this Registration Statement relates to the Common Units of Beneficial Interest for each of the following registrants:

		Common Units of Beneficial Interest
Registrant	Registration Statement	Concurrently Registered
Jefferies TR/J CRB Commodity Index ETF	333-[-]	250,000
Jefferies Commodity Real Return ETF	333-[-]	250,000

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.          Subject to completion, dated February 9, 2010

Jefferies TR/J CRB Commodity Index ETF	250,000 Common Units of Beneficial Interest
Jefferies Commodity Real Return ETF	250,000 Common Units of Beneficial Interest

          Jefferies TR/J CRB Commodity Index ETF and Jefferies Commodity Real Return ETF, each a Fund and collectively the Funds, are each organized as Delaware statutory trusts. Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund only. Shares in each Fund will be separately offered. Shares may be purchased from each Fund only by certain eligible financial institutions, called Authorized Participants, and only in one or more blocks of [50,000] Shares, called a Basket. Each Fund will issue its Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the applicable Fund, at the net asset value of [50,000] Shares of the applicable Fund as of the closing time of the NYSE Arca, Inc., or the NYSE Arca, or the last to close of the exchanges on which the applicable Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create a Basket is accepted by the applicable Fund.
          Authorized Participants may sell the Shares they purchase from a Fund to other investors at prices that are expected to reflect, among other factors, the trading price of such Fund’s Shares on the NYSE Arca and the supply of and demand for Shares of such Fund at the time of sale and are expected to fall between net asset value and the trading price of the Shares of such Fund on the NYSE Arca at the time of sale.
          The Shares of each Fund will trade on the NYSE Arca under the following symbols:
•	Jefferies TR/J CRB Commodity Index ETF – CRB and
•	Jefferies Commodity Real Return ETF – RRET.

          Jefferies Commodity Investment Services, LLC will serve as the managing owner, or the Managing Owner, commodity pool operator and commodity trading advisor of each Fund. The Jefferies TR/J CRB Commodity Index ETF, or the Jefferies TR/J CRB ETF, establishes long positions in futures contracts on the commodities comprising the Thomson Reuters/Jefferies CRB Index, or the TR/J CRB Index, with a view to tracking the changes, whether positive or negative, in the level of the TR/J CRB Index over time. The Jefferies TR/J CRB ETF is also intended to reflect the excess, if any, of its interest income from its holdings of 3-month U.S. Treasury bills, over the expenses of such Fund. The Jefferies Commodity Real Return ETF, or the Jefferies Real Return ETF, establishes long positions in futures contracts on the commodities comprising the Thomson Reuters / Jefferies CRB 3 Month Forward Index, or the Forward Index, with a view to tracking the changes, whether positive or negative, in the level of the Forward Index over time. The Jefferies Real Return ETF is also intended to reflect the excess, if any, of its interest income from its investment in U.S. government issued Treasury Inflation Protection Securities, or TIPS, which serve to generally protect against erosion of value from inflation, and any investments in other high credit quality short-term fixed income securities, over the expenses of such Fund.
          We refer to each of the indexes as an Index and we refer to them collectively, where the context permits, as the Indexes.
          Except when aggregated in Baskets, the Shares are not redeemable securities.

THE SHARES ARE SPECULATIVE SECURITIES AND THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER ALL
RISK FACTORS BEFORE INVESTING IN A FUND. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 19.
•	Futures trading is volatile and even a small movement in market prices could cause large losses.
•	The success of each Fund’s trading program will depend upon the skill of the Managing Owner and its trading principals.
•	You could lose all or substantially all of your investment.
•
Investors in each Fund will pay fees in connection with their investment in Shares including asset-based management fees of [0.75]% per annum. Each Fund will also pay additional fees and expenses up to an aggregate of [0.25]% per annum of the daily net asset value of such Fund, or the Overall Expense Cap. The Managing Owner has agreed to pay the additional fees and expenses incurred by each Fund to the extent that they exceed the Overall Expense Cap of such Fund. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.

          On [•], 2010, [          ], as the Initial Purchaser, subject to certain conditions, agreed to purchase and take delivery of [          ] Shares of each of the Funds, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($[1,250,000] per Basket), as described in “Plan of Distribution.” The Initial Purchaser proposes to offer to the public these [     ] Shares at a per-share offering price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for Shares of the applicable Fund at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Funds, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. The Initial Purchaser may charge a customary brokerage commission.
          Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares of the applicable Fund on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Funds, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. For more information regarding these items of compensation paid to FINRA members, please see the “Plan of Distribution” section on page 82.
          Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which the Initial Purchaser or an Authorized Participant sells a Share over the price paid by the Initial Purchaser or such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.
          These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. None of the Funds are a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and none of them are subject to regulation thereunder.
          THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. THE SHARES ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF ANY OF THE MANAGING OWNER, THE INITIAL PURCHASER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.
[          ], 2010

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
          YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
          FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THESE POOLS AT PAGE 49 AND A STATEMENT OF THE PERCENTAGE RETURNS NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 14.
          THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN ANY OF THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 19 THROUGH 34.
          YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.
          THESE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.
          THE POOL OPERATOR HAS NOT PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

          THE BOOKS AND RECORDS OF EACH FUND WILL BE MAINTAINED AS FOLLOWS: BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING EACH FUND’S ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY [          ], [ADDRESS], TELEPHONE NUMBER (-) [          ]. ALL OTHER MARKETING MATERIALS, BOOKS AND RECORDS OF EACH FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM EACH FUND’S COMMODITY BROKERS) WILL BE MAINTAINED AT THE FUNDS’ PRINCIPAL OFFICE, C/O JEFFERIES COMMODITY INVESTMENT SERVICES, LLC, ONE STATION PLACE, THREE NORTH, STAMFORD, CT 06902;

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TELEPHONE NUMBER (-) [          ]. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR EACH FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE AT HTTP://WWW.[          ].COM. ADDITIONAL REPORTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS OF EACH FUND, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

          THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUNDS. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

          THE FUNDS WILL FILE PERIODIC, QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.
          THE FILINGS OF THE FUNDS WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES
     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUNDS, THE MANAGING OWNER, THE INITIAL PURCHASER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.
     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

          THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

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          AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

          “THOMSON,” “THOMSON REUTERS,” “REUTERS” AND “CRB” ARE SERVICE MARKS OR TRADEMARKS OF REUTERS AMERICA LLC, A THOMSON REUTERS COMPANY, OR ITS AFFILIATES (“THOMSON REUTERS”). “JEFFERIES” IS A SERVICE MARK OR TRADEMARK OF THE MANAGING OWNER OR ITS AFFILIATES.

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Jefferies TR/J CRB Commodity Index ETF
Jefferies Commodity Real Return ETF

Prospectus Section		Page

Futures and Commodities Market Related Risks		19
(1)	The Value of the Shares of Each Fund Relates Directly to the Value of the Commodity Futures Contracts and Other Assets Held by Each Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Funds’ Shares	19
(2)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares	19
(3)	The Lack of Active Trading Markets For the Shares of a Fund May Result in Losses on Your Investment in Such Fund at the Time of Disposition of Your Shares	20
(4)	Price Volatility May Possibly Cause the Total Loss of Your Investment	21
(5)	Possible Illiquid Markets, Disruption of Market Trading, and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses	21
(6)	Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss	21
(7)	Failure of Commodity Futures Trading to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio	21
(8)	An Investment in Shares of the Funds May Be Adversely Affected by Competition From Other Methods of Investing in Commodities	21
(9)	“Backwardation” or “Contango” in the Market Prices of the Commodities Will Affect the Value of Your Shares	22
Fund Structure and Management Related Risks		22
(10)	The Shares of Each Fund Are a New Securities Product and Their Value Could Decrease If Unanticipated Operational or Trading Problems Arise.	22
(11)	As the Managing Owner and Its Principals Have No History of Operating Investment Vehicles Like the Funds, Their Experience May Be Inadequate or Unsuitable to Manage the Funds	22
(12)	You May Not Rely on Past Performance of the Funds in Deciding Whether to Buy Shares	22

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Prospectus Section		Page

(13)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets	23
(14)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Funds	23
(15)	You May Be Adversely Affected by Redemption Orders That Are Subject to Postponement, Suspension or Rejection Under Certain Circumstances	23
(16)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders	23
(17)	Possibility of Termination of the Funds May Adversely Affect Your Portfolio	23
(18)	Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles	24
(19)	The Value of the Shares Will Be Adversely Affected If the Funds Are Required to Indemnify the Trustee or the Managing Owner	24
(20)	The Net Asset Value Calculation of the Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price Is Not Available on the Date of Net Asset Value Calculation	24
(21)	Although the Shares of Each Fund are Limited Liability Investments, Certain Circumstances such as Bankruptcy of a Fund or Indemnification of a Fund by the Shareholder Will Increase a Shareholder’s Liability	24
Index Related Risks		25
(22)	You May Not Rely on Past Index Results in Deciding Whether to Buy Shares	25
(23)	A Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of its Corresponding Index	25
(24)	The Funds Are Not Actively Managed and Will Track the Applicable Index During Periods in Which the Applicable Index Is Flat or Declining as Well as When the Applicable Index Is Rising	25
(25)	Fewer Representative Commodities Sectors May Result in Greater Index Volatility	25
(26)	The Index May Be Highly Concentrated in Geographic Regions, Industries or Economic Sectors, and in Turn May Negatively Impact the Value of Your Shares	25
(27)	The Index May Be Potentially Over-Concentrated in a Particular Index Commodity Sector, and in Turn, Your Shares May Become More Volatile	26

Prospectus Section		Page

(28)	Changes in the Value of the Index Commodities May Offset Each Other	26
(29)	Shareholders Have No Rights Against the Index Oversight Committee	26
(30)	The Index Oversight Committee and Index Calculation Agent Have No Obligation to Consider Your Interests in Calculating or Revising the Indexes	26
(31)	The Index Calculation Agent May Adjust the Index in ways that Affect its Level, and it Has No Obligation to Consider Your Interests	26
(32)	Jefferies Group, Inc. and Its Affiliates May Publish Research That Conflicts With Each Other and Which May Negatively Impact the Value of the Funds and Your Shares	26
(33)	The Investment Strategy Used to Construct the Index Involves Rebalancing and Weighting Limitations that are Applied to the Index Commodities, Which May Limit the Potential Results of the Index, and in Turn, the Potential Value of Your Shares	27
(34)	Because the Index Commodities of the Indexes May Not Be Equally Weighted, the Index Commodities With Greater Weight Will Have a Larger Impact on the Aggregate Results of a Particular Index, and May Increase the Potential Losses to Your Shares	27
(35)	Correlation of Changes in the Closing Levels Among the Index Commodities May Reduce the Performance of the Shares	27
(36)	The Results of an Index May Be Lower Than the Results of an Index Based Upon Different Combinations of the Index Commodities	27
(37)	Certain of the Futures Contracts Underlying the Index Commodities Will Be Subject to Pronounced Risks of Pricing Volatility	27
Treasury Security Related Risks		28
(38)	Certain Interest Rate Environments May Cause TIPS to Experience Greater Losses Than Other Fixed Income Securities With Similar Duration	28
(39)	The Value of TIPS Tends to Decrease When Real Interest Rates Increase	28
(40)	There Can Be No Assurance That the Inflation Adjustment Made to TIPS Will Be Accurate	28
(41)	Deflation Causes the Principal Value of TIPS to Fall, Reducing the Potential Interest Earned by the Jefferies Real Return ETF Holdings of TIPS	28
Regulatory Related Risks		28
(42)	Shareholders Will Not Have the Protections Associated With Ownership of

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Prospectus Section		Page

	Shares in an Investment Company Registered Under the Investment Company Act of 1940	28
(43)	Trading on Commodity Exchanges Outside the United States Is Not Subject to U.S. Regulation	29
(44)	Regulatory Changes or Actions May Alter the Nature of an Investment in the Funds	29
(45)	Certain Operations of the Funds, Including the Creation of Baskets, May Be Restricted by Regulatory and Exchange Position Limits and Other Rules	30
(46)	The NYSE Arca May Halt Trading in the Shares of a Fund Which Would Adversely Impact Your Ability to Sell Shares	33
Tax Related Risks		33
(47)	Shareholders of Each Fund Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions	33
(48)	Items of Income, Gain, Deduction, Loss and Credit with Respect to Shares of a Fund Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Fund in Allocating Fund Tax Items	33
(49)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future	33
Other Risks		33
(50)	Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, a Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All	33
(51)	Lack of Independent Advisers Representing Investors	34
(52)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Funds Could Adversely Affect the Funds and an Investment in the Shares	34

INVESTMENT OBJECTIVES OF THE FUNDS		35

	Investment Objectives	35
	Role of Managing Owner	37
	Market Diversification	37

DESCRIPTION OF THE THOMSON REUTERS/JEFFERIES CRB INDEX AND THE THOMSON REUTERS / JEFFERIES CRB 3 MONTH FORWARD INDEX		38

	General	38
	Weighting Factors: A Tiered Approach	38
	Group I — Petroleum Sector	40

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SUMMARY
          This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including all exhibits to the registration statement of which this Prospectus is a part, before deciding to invest in Shares of any Fund. This Prospectus is intended to be used beginning [     ], 2010.

The Funds
          Each of the Funds was formed as a Delaware statutory trust on December 28, 2009. Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The term of each Fund is perpetual (unless terminated earlier in certain circumstances). The principal office of the Funds is located at c/o Jefferies Commodity Investment Services, LLC, One Station Place, Three North, Stamford, CT 06902, and the telephone number of each of them is (203) 708-6500.
          Shares Listed on the NYSE Arca
          The Shares of each Fund will be listed on the NYSE Arca under the following symbols:
•	Jefferies TR/J CRB Commodity Index ETF, or the Jefferies TR/J CRB ETF: — CRB; and

•	Jefferies Commodity Real Return ETF, or Jefferies Real Return ETF — RRET.
          Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.
Purchases and Sales in the Secondary Market, on the NYSE Arca
          The Shares of each Fund will trade on the NYSE Arca like any other equity security.
          Baskets in each Fund may be created or redeemed only by Authorized Participants, except that the initial Baskets in each Fund will be created by the Initial Purchaser. It is expected that Baskets in a Fund will be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the net asset value per Share. Authorized Participants are expected to sell such Shares, which will be listed on the NYSE Arca, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund on the NYSE Arca and the supply of and demand for the Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE Arca at the time of sale. Similarly, it is expected that Baskets in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the net asset value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.
          The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these valuations generally are expected to be very close. Investors will be able to use the indicative intra-day value per Share to determine if they want to purchase in the secondary market via the NYSE Arca. The intra-day indicative value per Share of each Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the trading day to reflect the continuous price changes of such Fund’s futures contracts to provide a continuously updated estimated net asset value per Share.
          Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases and sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
Pricing Information Available on the NYSE Arca and Other Sources
          The following table lists additional NYSE Arca symbols and their meanings with respect to the Funds and the Indexes:
          Jefferies TR/J CRB ETF

[ ]	Intra-day indicative value per Share of the Jefferies TR/J CRB ETF
[ ]	End of day net asset value of the Jefferies TR/J CRB ETF

SUMMARY (cont’d)

[ ]	Intra-day and TR/J CRB Index closing level as of close of NYSE Arca from the prior day

     Jefferies Real Return ETF:

[ ]	Intra-day indicative value per Share of the Jefferies Real Return ETF
[ ]	End of day net asset value of the Jefferies Real Return ETF
[ ]	Intra-day and Forward Index closing level as of close of NYSE Arca from the prior day

          The intra-day data in the above tables will be published once every fifteen seconds throughout each trading day.
          Reuters America LLC, a Thomson Reuters company, which we will refer to as either Thomson Reuters or the Index Calculation Agent, will publish the daily closing level of the Indexes as of the close of the NYSE Arca. The Managing Owner will publish the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Index Calculation Agent will publish the intra-day Index level, and the Managing Owner will publish the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information will be published as follows:
          The intra-day level of the Indexes (symbols: TR/J CRB Index [     ]; Forward Index] [     ]) and the intra-day indicative value per Share of each Fund (symbols: Jefferies TR/J CRB ETF: CRB; Jefferies Real Return ETF: RRET) (each quoted in U.S. dollars) will be published once every fifteen seconds throughout each trading day on the consolidated tape, [Reuters and/or Bloomberg] and on the Managing Owner’s website at http://www.[          ].com, or any successor thereto.
          The current trading price per Share of each Fund (symbols: Jefferies TR/J CRB ETF: CRB; Jefferies Real Return ETF: RRET) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape, [Reuters and/or Bloomberg] and on the Managing Owner’s website at http://www.[          ].com, or any successor thereto.
          The most recent end-of-day Index closing level (symbols: TR/J CRB Index:[     ]; Forward Index [     ])
will be published as of the close of the NYSE Arca each trading day on the consolidated tape, [Reuters and/or Bloomberg] and on the Managing Owner’s website at http://www.[          ].com, or any successor thereto.
          The most recent end-of-day net asset value of each Fund (symbols: Jefferies TR/J CRB ETF: [     ]; Jefferies Real Return ETF: [     ]) will be published as of the close of business on [Reuters and/or Bloomberg] and on the Managing Owner’s website at http://www.[          ].com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund will be published the following morning on the consolidated tape.
          All of the foregoing information with respect to the Indexes will also be published at http://www.[     ].
          The Index Calculation Agent obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Calculation Agent considers reliable. None of the Index Calculation Agent, the Managing Owner, the Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Indexes or any data included in the Indexes.
CUSIP Numbers
          The Jefferies TR/J CRB ETF’s CUSIP number is [     ].
          The Jefferies Real Return ETF’s CUSIP number is [     ].
Risk Factors
          An investment in Shares of either Fund is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks that are common to each Fund. Each Fund has particular risks that are set forth elsewhere in this Prospectus.
•	The Funds have no operating history. Therefore, a potential investor has no performance history to serve as a factor for evaluating an investment in either Fund.

SUMMARY (cont’d)

•	Past performance is not necessarily indicative of future results; all or substantially all of an investment in either Fund could be lost.

•	The trading of each Fund takes place in very volatile markets.

•
Each Fund will be subject to the aggregate amount of fees and expenses set forth below (prior to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares) and will be successful only if significant losses are avoided.

Yield on
		United	Required Income
		States	to Break Even
	Fees and	Treasury
Fund	Expenses	Securities	%	$[3]
Jefferies TR/J CRB ETF	(-)%	[-]%[1]	[-]	[-]
Jefferies Real Return ETF	(-)%	[-]%[2]	[-]	[-]

          1 The Jefferies TR/J CRB ETF will invest in cash and 3-month U.S. Treasury bills.
          2 The Jefferies Real Return ETF will earn interest income and generally protect against erosion of value from inflation through an investment in TIPS.
          3 The dollar amount as specified in the above table reflects that amount of required income to break even per annum per Share assuming that the net asset value of each Share is $25.00.
          Each Fund will be subject to the approximate fees and expenses in the aggregate amounts per annum set forth in the above table and elsewhere in this Prospectus. Each Fund will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities, as applicable, exceed these fees and expenses.
          The Jefferies TR/J CRB ETF is expected to earn interest income equal to [-]% per annum, based upon the yield of 3-month U.S. Treasury bills, or a dollar amount as specified in the above table per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Jefferies TR/J CRB ETF will be required to earn a net income equal to or greater than the approximate amount per annum set forth in the above table, assuming that the Jefferies TR/J CRB ETF does not experience gains or losses from its futures trading, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.
          The Jefferies Real Return ETF is expected to earn interest income and generally protect against erosion of value from inflation through an investment in U.S. government issued Treasury Inflation Protection Securities, or TIPS, and other high credit quality short-term fixed income securities. The Fund is expected to earn interest income equal to [-]% per annum, based upon the yield of TIPS, or a dollar amount as specified in the above table per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of TIPS and the annual fees and expenses, the Jefferies Real Return ETF will be required to earn a net income equal to or greater than the approximate amount per annum set forth in the above table, assuming that the Jefferies Real Return ETF does not experience gains or losses from its futures trading, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of TIPS.
•
As of the date of this Prospectus, the CFTC and commodity exchange rules impose speculative position limits on market participants trading in the following 17 commodities that may be included in the Indexes from time-to-time: WTI Crude Oil, Heating Oil, Unleaded Gasoline, Natural Gas, Corn, Soybeans, Live Cattle, Gold, Copper, Sugar, Cotton, Cocoa, Coffee, Wheat, Lean Hogs, Orange Juice, and Silver, or the Affected Index Commodities. The Funds are subject to position limits and, consequently, a Fund’s ability to issue new Baskets or such Fund’s ability to reinvest income in additional futures contracts corresponding to certain commodities may be limited to the extent that these activities would cause such Fund to exceed the applicable position limits, unless such Fund trades alternative futures contracts or over-the counter derivatives in addition to and as a proxy for futures on the Affected Index Commodities. Speculative position limits may affect the correlation between changes in the net asset value per Share and changes in the level of the Index, and the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of such Fund. That is, the use of alternative futures contracts or over-the-counter

SUMMARY (cont’d)

derivatives in addition to or as a proxy for futures on the Affected Index Commodities, or the inability to create additional Baskets, could result in tracking error between changes in the net asset value per Share and changes in the level of the Index, or could result in the Shares of a Fund trading at a premium or discount to net asset value per Shares.

•
If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Funds to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the Index, the Funds may:

•	invest in a futures contract referencing the particular Index Commodity other than the specific contract that is a part of the Indexes, or

•	invest in a forward agreement, swap, or other OTC derivative referencing the particular Index Commodity, or

•	in the alternative, invest in other futures contracts, forward agreements, swaps or OTC derivatives not based on the particular Index Commodities if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with a futures contract that is a part of the TR/J CRB Index or the Forward Index.

•	There can be no assurance that either Fund will achieve profits or avoid losses, significant or otherwise.

•	Performance of a Fund may not track its Index during particular periods or over the long term. Such tracking error may cause a Fund to outperform or underperform its Index.

•
Certain potential conflicts of interest exist. The commodity brokers may have a conflict of interest between their execution of trades for the Funds and for their other customers. More specifically, the commodity brokers will benefit from executing orders for other clients, whereas the Funds may be harmed to the extent that the commodity brokers have fewer resources to allocate to the Funds’ accounts due to the existence of such other clients. Allocation of resources between the Funds adds to the potential conflict. Proprietary trading by the Managing Owner, its affiliates, and its and their trading principals may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of the Funds or may compete with the Funds for certain positions within the marketplace. Among other things, the Managing Owner’s trading principals may trade in the commodity or foreign exchange markets on behalf of affiliates of the Managing Owner and for the accounts of other clients. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Funds.

The Trustee
          Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Funds. The Trustee has only nominal duties and liabilities to the Funds.
Investment Objectives of the Funds; the Indexes
          The Jefferies TR/J CRB ETF establishes long positions in futures contracts on the commodities comprising the TR/J CRB Index with a view to tracking the changes, whether positive or negative, in the level of the TR/J CRB Index over time. The Jefferies TR/J CRB ETF is also intended to reflect the excess, if any, of its interest income from its holdings of 3-month U.S. Treasury bills over the expenses of such Fund. The Jefferies Real Return ETF establishes long positions in futures contracts on the commodities comprising the Forward Index, with a view to tracking the changes, whether positive or negative, in the level of the Forward Index over time. The Jefferies Real Return ETF is also intended to reflect the excess, if any, of its interest income from its investment in TIPS and other high credit quality short-term fixed income securities, over the expenses

SUMMARY (cont’d)

of such Fund. The Shares are designed for investors who want a cost effective and convenient way to invest in a diversified index of commodity futures on U.S. and non-U.S. markets.
          Advantages of investing in the Shares include:
•
Ease and Flexibility of Investment. The Shares of each Fund will trade on the NYSE Arca and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•
Shares May Provide A More Cost Effective Alternative. Investing in the Shares of a Fund can be easier and less expensive for an investor than constructing and trading a comparable commodity futures portfolio.

•	Margin. Shares are eligible for margin accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Indexes have tended to exhibit low to negative correlation with both equities and conventional bonds.

•	Transparency. The Shares provide a more direct investment in commodities than mutual funds that invest in commodity-linked notes, which have implicit imbedded costs and credit risk.

•
Potential Inflation Protection for Investors in the Jefferies Real Return ETF. The Jefferies Real Return ETF expects to invest a significant amount of its holding of cash in the form of TIPS, which are backed by the full faith and credit of the U.S. government and generally provide a degree of protection against inflation.

          Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.
General
          Each Fund will pursue its investment objective by investing substantially all of its assets in a portfolio of exchange traded futures on the commodities comprising its corresponding Index or other derivatives. The Jefferies TR/J CRB ETF, establishes long positions in futures contracts on the commodities comprising the TR/J CRB Index, with a view to tracking the changes, whether positive or negative, in the level of the TR/J CRB Index over time. The Jefferies Real Return ETF, establishes long positions in futures contracts on the commodities comprising the Forward Index, with a view to tracking the changes, whether positive or negative, in the level of the Forward Index over time.
          We refer to the TR/J CRB Index and the Forward Index collectively as the Indexes. Because much of the disclosure regarding the TR/J CRB Index and the Forward Index is identical, we have combined the following disclosure with respect to the Indexes and we have distinguished between the two Indexes where applicable.
          The Indexes are designed to provide timely and accurate representation of a long-only, broadly diversified investment in commodities through a transparent and disciplined calculation methodology. The Indexes are currently composed of futures contracts on the following 19 physical commodities, or each, an Index Commodity: aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, orange juice, silver, soybeans, sugar, unleaded gasoline, and wheat. The Index Commodities currently trade on United States futures exchanges, with the exception of aluminum and nickel, which trade on the London Metal Exchange, or the LME.
          The TR/J CRB Index is designed to track the changes in the closing levels of nearby rolling futures positions, as more specifically shown below. The Forward Index tracks the changes in the closing levels of the futures positions that would in three months comprise the TR/J CRB Index. A commodity futures contract is a bilateral agreement that provides for the purchase and sale of a specified type and quantity of a commodity during a stated delivery month for a fixed price.
          The history of the TR/J CRB Index dates back to 1957, when the Commodity Research Bureau constructed an index comprised of 28 commodities that made its inaugural appearance in the 1958 CRB Commodity Year Book. Since then, as commodity markets have evolved, the original index has undergone periodic updates to remain a leading benchmark for the performance of commodities as an asset class. The original index was renamed the Reuters/Jefferies CRB Index in 2005 when it underwent its tenth and most recent revision — as the collaborative effort of Reuters, the global information company, and Jefferies Financial Products, LLC, an

SUMMARY (cont’d)

affiliate of the Managing Owner — to maintain its representation of modern commodity markets. The original index was renamed the Thomson Reuters/Jefferies CRB Index in 2009 to reflect the 2008 combination of the Thomson Corporation and Reuters Group PLC. The TR/J CRB Index is currently being calculated in accordance with the methodology adopted in 2005.
          The Indexes are calculated daily by the Index Calculation Agent. The Forward Index began publishing in April 2007.
          The methodology for determining the composition and weighting of the Indexes is subject to modification by Thomson Reuters and Jefferies at any time. The changes in the closing levels of TR/J CRB Index and the Forward Index are reported on a number of financial information sites, including Thomson Reuters under the ticker symbols RJCRB01 and RJCRB.ER, respectively. For a more complete description of the Indexes, please see the TR/J CRB Index Calculation Supplement and the Forward Index Calculation Supplement, each of which is available at www.[          ].com.
Weighting Factors: A Tiered Approach
          The Indexes use a four-tiered approach to allocate among the Index Commodities included in the Index. Group I includes only petroleum products; Group II includes seven Index Commodities which are highly liquid; Group III is comprised of four liquid Index Commodities; Group IV includes Index Commodities that may provide diversification.
          All Index Commodities are equally weighted within Groups II, III and IV, as provided below.
[Remainder of page left blank intentionally.]

SUMMARY (cont’d)
THOMSON REUTERS/JEFFERIES CRB INDEX
THOMSON REUTERS / JEFFERIES CRB 3 MONTH FORWARD INDEX

Group	Index Commodity	Index Weight	Contract Months	Exchange

	WTI Crude Oil	23%	Jan-Dec	NYMEX
Group I	Heating Oil	5%	Jan-Dec	NYMEX
	Unleaded Gasoline	5%	Jan-Dec	NYMEX

	Total	33%

	Natural Gas	6%	Jan-Dec	NYMEX
	Corn	6%	Mar, May, Jul, Sep, Dec	CBOT
	Soybeans	6%	Jan, Mar, May, Jul, Nov	CBOT
Group II	Live Cattle	6%	Feb, Apr, Jun, Aug, Oct, Dec	CME
	Gold	6%	Feb, Apr, Jun, Aug, Dec	COMEX
	Aluminum	6%	Mar, Jun, Sep, Dec	LME
	Copper	6%	Mar, May, Jul, Sep, Dec	COMEX

	Total	42%

	Sugar	5%	Mar, May, Jul, Oct	ICE-US
	Cotton	5%	Mar, May, Jul, Dec	ICE-US
Group III	Cocoa	5%	Mar, May, Jul, Sep, Dec	ICE-US
	Coffee	5%	Mar, May, Jul, Sep, Dec	ICE-US

	Total	20%

	Nickel	1%	Mar, Jun, Sep, Dec	LME
	Wheat	1%	Mar, May, Jul, Sep, Dec	CBOT
Group IV	Lean Hogs	1%	Feb, Apr, Jun, Jul, Aug, Oct, Dec	CME
	Orange Juice	1%	Jan, Mar, May, Jul, Sep, Nov	ICE-US
	Silver	1%	Mar, May, Jul, Sep, Dec	COMEX

	Total	5%

Legend:
“NYMEX” means the New York Mercantile Exchange, or its successor.
“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.
“CME” means the Chicago Mercantile Exchange, Inc., or its successor.
“COMEX” means the Commodity Exchange Inc., New York, or its successor.
“LME” means The London Metal Exchange Limited or its successor.
“ICE-US” means ICE Futures U.S., Inc., or its successor.

SUMMARY (cont’d)

          Group I — Petroleum Sector
          Group I of the Indexes include only petroleum products — WTI crude oil, heating oil and unleaded gasoline. These Index Commodities are among the most economically significant and frequently traded and historically have contributed meaningfully to the return and correlative characteristics of commodity benchmark indices.
          Petroleum-linked futures have experienced tremendous growth over the past several decades. Crude oil, heating oil, and unleaded gasoline are among the most liquid, widely followed and economically significant commodities futures contracts traded globally. Global daily production and consumption of petroleum-linked products is at an all time high.
          WTI crude oil, heating oil and unleaded gasoline, which comprise Group I, tend to correlate to certain major bond and equity benchmarks, due to the strong impact of energy prices on global economic activity.
          Therefore, a representative commodity index, such as the Indexes, cannot ignore the importance of petroleum to both the asset class and the global economy.
          In order to reflect the critical role of petroleum in the global economy and maintain the diversified nature of the Indexes, the Indexes have assigned an Index Weight of 33% to the Group I Index Commodities, represented by the crude oil, unleaded gasoline and heating oil contracts traded on the NYMEX.
          Group II — Highly Liquid Commodities
          Group II is comprised of futures contracts on the Index Commodities that are traded in markets that are highly liquid. These seven markets represent a diverse cross section across several commodity sectors. Each Index Commodity is assigned an Index Weight of 6% of each Index. In turn, Group II constitutes 42% of each Index.
          Group III — Liquid Commodities
          Group III is comprised of futures contracts on Index Commodities that are traded in markets that are liquid. These four Index Commodities include a second cross section of diverse and liquid markets in order to diversify the Indexes. Each Index Commodity in Group III is assigned an Index Weight of 5% of each Index. In turn, Group III constitutes 20% of each Index.
          Group IV — Diversifying Commodities
          Group IV is comprised of futures contracts on Index Commodities that may provide additional diversification to the Indexes by increasing the exposure of the Indexes to the Softs, Grains, Industrial Metals, Meats and Precious Metals markets. Each Index Commodity in Group IV is assigned an Index Weight of 1% of each Index. In turn, Group IV constitutes 5% of each Index.
          Rollover Methodology
          A rolling futures position is a position where, on a periodic basis, futures contracts on physical commodities specifying delivery in a particular month are sold and futures contracts specifying delivery in a later month are purchased. An investor with a rolling futures position is able to avoid taking delivery of the underlying physical commodity while maintaining exposure to those commodities. To maximize liquidity and transparency, this “rolling” process for the Index Commodities for the Indexes occurs over the first four Business Days of each month according to the following fixed schedule as described below. (In the context of the Indexes, “Business Day” is any day on which the New York Mercantile Exchange is open for business.)
          Rebalancing Methodology
          The Indexes employ arithmetic averaging with monthly rebalancing, while maintaining a uniform exposure to the various Index Commodities over time.
          The Index Commodities are rebalanced monthly, generally following the close of business on the sixth Business Day of each month, to return to the specified dollar weights, referenced as “Index Weight” in the table above. This rebalancing is achieved by selling Index Commodities that have gained in value relative to other Index Commodities and buying Index Commodities that have lost in value relative to other Index Commodities. This

SUMMARY (cont’d)

monthly rebalancing helps to maintain both the stability and consistency of the Indexes and the consistent exposure to the Index Weights of the underlying Index Commodities over time.
          The physical commodities underlying the exchange-traded futures contracts included as Index Commodities of the Indexes from time-to-time may be heavily concentrated in a limited number of sectors, particularly energy and agriculture. An investment in the Funds may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.
          The composition of the Indexes may be adjusted in the event that the Index Calculation Agent is not able to calculate the closing prices of the Index Commodities.
          Under the declarations of trust of the Funds, or the Declarations of Trust, the Managing Owner has the exclusive management and control of all aspects of the business of each Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.
          There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Funds have no performance histories. The value of the Shares of each Fund on the secondary market is expected to fluctuate generally in relation to changes in the net asset value of the applicable Fund.
Shares of Each Fund Should Track Closely the Value of its Index
          The Shares of each of the Jefferies TR/J CRB ETF and the Jefferies Real Return ETF are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the levels of the TR/J CRB Index and the Forward Index, respectively, over time.
          The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of such Fund’s portfolio. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations generally are expected to be very close.
          Each Fund will hold a portfolio of futures contracts on the Index Commodities as well as cash and 3-month U.S. Treasury bills, in the case of Jefferies TR/J CRB ETF, and TIPS and other high credit quality short-term fixed income securities, in the case of Jefferies Real Return ETF, for deposit with the Funds’ Clearing Broker as margin. Each Fund’s portfolios will be traded with a view to tracking the corresponding Index over time, whether the Index is rising, falling or flat over any particular period. The Funds are not “managed” by traditional methods, which typically involve effecting changes in the composition of each Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Indexes, the Managing Owner adjusts each Fund’s portfolio from time-to-time to conform to periodic changes in the identity and/or relative weighting of the Index Commodities. The Managing Owner will aggregate certain of the adjustments and makes changes to each Fund’s portfolio at least monthly or more frequently in the case of significant changes to the Indexes.
          The Managing Owner
          Jefferies Commodity Investment Services, LLC, a Delaware limited liability company, will serve as Managing Owner of each Fund. The Managing Owner was formed on December 2, 2009. The Managing Owner will serve as the commodity pool operator and commodity trading advisor of each Fund, pending final approval of its registration with the National Futures Association, or the NFA. The Managing Owner has no experience in operating commodity pools and managing futures trading accounts. The Managing Owner will be registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and will be a member of the NFA, pending final approval of its registration with the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to each Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner also will be subject to periodic inspections and audits by the CFTC and NFA. The principal office of the Managing Owner is located at One Station Place, Three North, Stamford, CT 06902.

SUMMARY (cont’d)

The telephone number of the Managing Owner is (203) 708-6500.
          Each Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to [0.75]% per annum of the daily net asset value of such Fund. The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.
          [The Commodity Brokers]
          A variety of executing brokers will execute futures transactions on behalf of the Funds. Such executing brokers will give-up all such transactions to [___], which will serve as each Fund’s clearing broker, or Clearing Broker. In its capacity as clearing broker, the Clearing Broker will execute and clear each Fund’s futures transactions and will perform certain administrative services for each Fund. [___] is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.
          Each Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Clearing Broker are expected to be less than $[___] per round-turn trade, although the Clearing Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis.
          A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.
          [The Administrator]
          Each Fund has appointed [___] as the administrator, or Administrator, of each Fund and has entered into an Administration Agreement in connection therewith. [___] will serve custodian, or Custodian, of each Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. [___] will serve the transfer agent, or Transfer Agent, of each Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.
          Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from [___] by calling the following number: (-) [___]. A copy of the Administration Agreement is available for inspection at [___]’s trust office identified above.
          Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of each Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator will retain, separately for each Fund, certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o [___], telephone number (-) [___].
          The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least [90] days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon [30] days’ prior written notice if either Fund has materially failed to perform its obligations under the Administration Agreement.
          The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”
          The Funds will pay to the Administrator up to [___] of administration fees, monthly in arrears. If the monthly administration fees exceed [___], the amount above [___] will be paid to by the Managing Owner.
          The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their

SUMMARY (cont’d)

own account, as agent for their customers and for accounts over which they exercise investment discretion.
          The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $[___] per order. These transaction processing fees are paid by the Authorized Participants and not by any Fund.
          Each Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and its Shareholders.
          [THIRD PARTY PROVIDERS — TBD]
          Limitation of Liabilities
          Your investment in a Fund is part of the assets of that Fund, and it will therefore be subject to the risks of that Fund’s trading only. You cannot lose more than your investment in a Fund, and you will not be subject to the losses or liabilities of a Fund in which you have not invested. Each Share, when purchased in accordance with the applicable Declaration of Trust, shall, except as otherwise provided by law, be fully-paid and non-assessable.
          The debts, liabilities, obligations, claims and expenses incurred, contracted for or otherwise existing with respect to a Fund generally will be enforceable only against the assets of such Fund.
          Creation and Redemption of Shares
          The Funds create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of [50,000] Shares of a Fund. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in each Fund will be created by the Initial Purchaser. Baskets are created and redeemed continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create or redeem a Basket is accepted by a Fund, at the net asset value of [50,000] Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the applicable Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create or redeem a Basket is accepted by a Fund. For purposes of processing both purchase and redemption orders, a
“business day” means any day other than a day when banks in New York City are required or permitted to be closed. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $[___] in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.
          See “Creation and Redemption of Shares” for more details.
          The Offering
          On [ ], 2010, [___], as the Initial Purchaser, subject to certain conditions, agreed to purchase and take delivery of [___] Shares of each Fund, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($[1,250,000] per Basket), as described in “Plan of Distribution.”
          Each Fund will issue Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the applicable Fund, at the net asset value of [50,000] Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the applicable Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create a Basket is accepted by the applicable Fund.
          Authorized Participants
          Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in each Fund will be created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with each Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants may be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

SUMMARY (cont’d)

          Net Asset Value
          Net asset value, in respect of a Fund, means the total assets of the applicable Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.
          See “Description of the Shares; The Funds; Certain Material Terms of the Declarations of Trust — Net Asset Value” for more details.
          Clearance and Settlement
          The Shares of each Fund are evidenced by global certificates that each Fund issues to DTC. The Shares of each Fund are available only in book-entry form. Shareholders may hold Shares of a Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.
          Segregated Accounts/Interest Income
          The proceeds of the offering of each Fund will be deposited in cash in a segregated account in the name of the applicable Fund at the Clearing Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. Each Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Clearing Broker or such other financial institution each [week]. In an attempt to increase interest income earned, the Managing Owner expects to invest non margin assets of the Jefferies TR/J CRB ETF in 3-month U.S. Treasury bills. The Managing Owner expects to invest the non margin assets of the Jefferies Real Return ETF in TIPS, certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations and other high credit quality short-term fixed income securities. Currently, the rate of interest expected to be earned by Jefferies TR/J CRB ETF is estimated to be [___]% per annum, based upon the yield on 3-month U.S. Treasury bills, and the current interest rate expected to be earned by Jefferies Real Return ETF is estimated to be [___]% per annum, based upon the yield on TIPS.
          This interest income is used by each Fund to pay its own expenses. See “Fees and Expenses” for more details.

SUMMARY (cont’d)
     Fees and Expenses

Management Fee	Each Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to [0.75]% per annum of the daily net asset value of such Fund. The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.
Organization and Offering Expenses	Each Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the expenses incurred in connection with organizing such Fund as well as the expenses incurred in connection with the offering of such Fund’s Shares (whether incurred prior to or after the commencement of such Fund’s trading operations), subject to the Overall Expense Cap described below.
Brokerage Commissions and Fees	Each Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, collectively, Brokerage Expenses, subject to the Overall Expense Cap described below. On average, total charges paid to the Clearing Broker are expected to be less than [$___] per round-turn trade, although the Clearing Broker’s brokerage commissions and fees will be determined on a contract-by-contract basis.
Routine Operational, Administrative and Other Ordinary Expenses	Each Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of such Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation fees and expenses, filing fees, and printing, mailing and duplication costs, subject to the Overall Expense Cap described below.
Overall Expense Cap	The Managing Owner has agreed to pay the expenses incurred in connection with organizing each Fund as well as the expenses incurred in connection with the offering of such Fund’s Shares (whether incurred prior to or after the commencement of such Fund’s trading operations), the Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of such Fund, which we refer to as Covered Expenses, to the extent that, in the aggregate, they exceed [0.25]% per annum of the daily net asset value of such Fund in any month, or the Overall Expense Cap. Any such amounts paid by the Managing Owner will be subject to reimbursement by such Fund, without interest. Any expense reimbursement payment during any month will be counted toward the [0.25]% per annum overall expense cap in respect of such month. If in any month a Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If a Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time.
Extraordinary Fees and Expenses	Each Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of itself. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.
Management Fee and Expenses to be Paid First Out of Interest Income	The Management Fee, all expenses incurred in connection with organizing each Fund as well as the expenses incurred in connection with the offering of Shares, Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of each Fund (including reimbursement payments to the Managing Owner) will be paid first out of interest income from each Fund’s holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities, as applicable, on deposit with the Clearing Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of a Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.
Selling Commission	Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

          Breakeven Amounts
          The following table estimates the amount of (i) all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment expressed as a percentage per annum of the net asset value of each Fund, (ii) the current yield earned by the Jefferies TR/J CRB ETF on the 3-month U.S. Treasury bills, (iii) the current yield earned by Jefferies Real Return ETF on the TIPS, and (iv) the required net income that must be earned, assuming that each Fund does not experience gains or losses from its futures trading, in order for an investor to break-even on an investment during the first twelve months of an investment plus the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares:

		Yield on	Required Income
		United	to Break Even
States
	Fees and	Treasury
Fund	Expenses	Securities	%	$[3]
Jefferies TR/J CRB ETF	(-)%	[-]%[1]	[-]	[-]
Jefferies Real Return ETF	(-)%	[-]%[2]	[-]	[-]

          1 The Jefferies TR/J CRB ETF will invest in cash and 3-month U.S. Treasury bills.
          2 The Jefferies Real Return ETF will earn interest income and generally protect against erosion of value from inflation through an investment in TIPS.
          3 The dollar amount as specified in the above table reflects that amount of required income to break even per annum per Share assuming that the net asset value of each Share is $25.00.
          Each Fund will be subject to the approximate fees and expenses in the aggregate amounts per annum set forth in the above table and elsewhere in this Prospectus. Each Fund will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities, as applicable, exceed these fees and expenses. The Jefferies TR/J CRB ETF is expected to earn interest income equal to [___]% per annum, based upon the yield of 3-month U.S. Treasury bills, or $[___] per annum per Share at $25.00 as the net asset value per Share. The Jefferies Real Return ETF is expected to earn interest income equal to [___]% per annum, based upon the yield of TIPS, or $[___] per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills or TIPS, as applicable, and the annual fees and expenses, each Fund will be required to earn a net income equal to or greater than the approximate amount per annum set forth in the above table, assuming that each Fund does not experience gains or losses from its futures trading, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills or TIPS, as applicable.
          Distributions
          Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Fund’s actual and projected interest income from its holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities, as applicable, exceeds the actual and projected fees and expenses of such Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.
          Fiscal Year
          The fiscal year of each Fund ends on December 31 of each year.
          Financial Information
          The Funds have only recently been organized and have no financial histories.
          U.S. Federal Income Tax Considerations
          Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” each Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, neither of the Funds will incur U.S. federal income tax liability; rather, each beneficial owner of Shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.

SUMMARY (cont’d)

          Additionally, please refer to the “Material U. S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.
          Breakeven Table
          The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share of each Fund to equal the amount originally invested twelve months after issuance.
          The Breakeven Table, as presented, is an approximation only. The capitalization of each Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.
          [Remainder of page left blank intentionally.]

Breakeven Table

Dollar Amount and Percentage of Expenses Per Fund
	Jefferies TR/J CRB Commodity Index ETF[9]		Jefferies Commodity Real Return ETF[10]
Expense[1]	$	%	$	%
Management Fee	$[___]	[___]%	$[___]	[___]%
Organization and Offering Expense[2,11]	$[___]	[___]%	$[___]	[___]%
Brokerage Commissions and Fees[3,11]	$[___]	[___]%	$[___]	[___]%
Routine Operational, Administrative and Other Ordinary Expenses[4,5,11]	$[___]	[___]%	$[___]	[___]%
Interest Income[6,7]	$(___)	(___)%	$(___)	(___)%
12-Month Breakeven[8]	$[___]	[___]%	$[___]	[___]%

1.
The breakeven analysis assumes that the Shares have a constant month-end Fund net asset value and is based on $25.00 as the net asset value per Share. See “Charges” on page 49 for an explanation of the expenses included in the “Breakeven Table.”

2.
Each Fund will pay all of the expenses incurred in connection with organizing such Fund as well as the expenses incurred in connection with the offering of such Fund’s Shares (whether incurred prior to or after the commencement of such Fund’s trading operations), subject to the Overall Expense Cap described herein.

3.	The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of each Fund and the specific futures contracts traded.

4.	Each Fund will be responsible for paying all routine operational, administrative and other ordinary expenses of each Fund.

5.
In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $[___] per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

6.
Interest income currently is estimated to be earned at a rate of [___]%, based upon the yield on 3-month U.S. Treasury bills. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

7.	Interest income currently is estimated to be earned at a rate of [___]%, based upon the yield on TIPS.

8.
You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

9.
The Jefferies TR/J CRB ETF is subject to (i) a Management Fee of [___]% per annum, (ii) estimated brokerage commissions and fees of [___]% per annum and (iii) estimated routine Operational, administrative and other ordinary expenses of [___] per annum. The Jefferies TR/J CRB ETF is subject to fees and expenses in the aggregate amount of approximately [___]% per annum. Items (ii) and (iii) above are subject to the Overall Expense Cap described in Footnote 11. The Jefferies TR/J CRB ETF will be successful only if its annual returns from the underlying futures contracts, plus annual income from 3-month U.S. Treasury bills, exceeds approximately [1.00]% per annum. The Jefferies TR/J CRB ETF is expected to earn [___]% per annum, based upon the yield of 3-month U.S. Treasury bills. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Jefferies TR/J CRB ETF would be required to earn approximately [___]% per annum, assuming that the Jefferies TR/J CRB ETF has not experienced either gains or losses resulting from investing in the underlying futures contracts, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills. The Jefferies TR/J CRB ETF is subject to the Overall Expense Cap described in Footnote 11.

10.
The Jefferies Real Return ETF is subject to (i) a Management Fee of [___]% per annum, (ii) estimated brokerage commissions and fees of [___]% per annum and (iii) estimated routine Operational, administrative and other ordinary expenses of [___] per annum. Items (ii) and (iii) above are subject to the Overall Expense Cap described in Footnote 11. The Jefferies Real Return ETF is subject to fees and expenses in the aggregate amount of approximately [1.00]% per annum. The Jefferies Real Return ETF will be successful only if its annual returns from the underlying futures contracts, including annual income from TIPS, exceeds approximately [___]% per annum. The Jefferies Real Return ETF is expected to earn [___]% per annum, based upon the yield of TIPS. Therefore, based upon the difference between the current yield of TIPS and the annual fees and expenses, the Jefferies Real Return ETF would be required to earn approximately [___]% per annum, assuming that the Jefferies Real Return ETF has not experienced either gains or losses resulting from investing in the underlying futures contracts, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of TIPS. The Jefferies Real Return ETF is subject to the Overall Expense Cap described in Footnote 11.

11.
The Managing Owner has agreed to pay the expenses incurred in connection with organizing each Fund as well as the expenses incurred in connection with the offering of such Fund’s Shares (whether incurred prior to or after the commencement of such Fund’s trading operations), the Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of such Fund, which we refer to as Covered Expenses, to the extent that, in the aggregate, they exceed [0.25]% per annum of the daily net asset value of such Fund in any month, or the Overall Expense Cap. Any such amounts paid by the Managing Owner will be subject to reimbursement by such Fund, without interest. Any expense reimbursement payment during any month will be counted toward the [0.25]% per annum overall expense cap in respect of such month. If in any month a Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. . If a Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time.

          Reports to Shareholders
          The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.[___].com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.
Cautionary Note Regarding Forward-Looking Statements
          This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Funds. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.
          You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.
THE SHARES ARE SPECULATIVE AND
INVOLVE A HIGH DEGREE OF RISK.
“Thomson,” “Thomson Reuters,” “Reuters” and “CRB” are service marks or trademarks of Reuters America LLC, a Thomson Reuters company, or its affiliates (“Thomson Reuters”). “Jefferies” is a service mark or trademark of the Managing Owner or its affiliates.
[Remainder of page left blank intentionally.]

ORGANIZATION CHART
Jefferies TR/J CRB Commodity Index ETF
Jefferies Commodity Real Return ETF

THE RISKS YOU FACE
          You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.
Futures and Commodities Market Related Risks
(1)
The Value of the Shares of Each Fund Relates Directly to the Value of the Commodity Futures Contracts and Other Assets Held by Each Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Funds’ Shares.

          The Shares of each Fund are designed to reflect as closely as possible the changes, whether positive or negative, in the levels of its corresponding Index, over time, through each Fund’s portfolio of exchange traded futures contracts on the Index Commodities. The value of the Shares relates directly to the changes in market value over time, whether positive or negative, of the portfolio of exchange traded futures contracts on the Index Commodities, less the liabilities (including estimated accrued but unpaid expenses) of the Fund. The price of the Index Commodities may fluctuate widely. Several factors may affect the price of the Index Commodities, including, but not limited to:
•
Global supply and demand of each of the Index Commodities, which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities’ producers to unwind their hedge positions and production and cost levels in the major markets of each of the Index Commodities;

•	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and commodity funds;
•	Global or regional political, economic, geographic, ecological or financial events and situations; and

•	Expectations among market participants that a commodity’s value will soon change.
(2)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.
          The net asset value per share of the Shares of a Fund will change as fluctuations occur in the market value of its portfolio. Investors should be aware that the public trading price of a Basket may be different from the net asset value of a Basket (i.e., [50,000] Shares may trade at a premium over, or a discount to, net asset value of a Basket) and similarly the public trading price per Share of a Fund may be different from the net asset value per Share of such Fund. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the prices of the Index Commodities comprising the Fund’s corresponding Index, trading individually or in the aggregate at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.
          Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Basket at a discount to the public trading price of the Shares of a Fund or can redeem a Redemption Basket at a premium over the public trading price of the Shares of such Fund. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share of the Funds closely over time.
          The value of a Share of a Fund may be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which the Index Commodities are traded. While the Shares of each Fund trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Standard Time, the trading hours for the futures exchanges on which each of the Index Commodities trade may not necessarily coincide during all of this time.
          For example, while the Shares trade on the NYSE Arca until 4:00 p.m. Eastern Standard, the COMEX division of the New York Mercantile Exchange closes at 1:30 p.m. Eastern Standard Time. As a result, during periods when the NYSE Arca is open and the futures exchanges on which the Index Commodities are traded are closed, liquidity in the global gold market will be reduced, thus trading spreads and the resulting premium or discount on the Shares may widen, increasing the difference between the price of the Shares and the net asset value of such Shares.
          The below table lists the trading hours for each of the Index Commodities which trades on the futures exchange set forth in the table:

Index	Exchange
Commodity	(Symbol)[1]	Trading Hours[2]
Group I
WTI Crude Oil	NYMEX (CL)	10:00a.m. — 3:30p.m.[3,6]
Heating Oil	NYMEX (HO)	10:00a.m. — 3:30p.m.[3,6]
Unleaded Gasoline	NYMEX (RB)	10:00a.m. — 3:30p.m.[6]
Group II
Natural Gas	NYMEX (NG)	10:00a.m. — 3:30p.m.[3,6]
Corn	CBOT (C)	10:30a.m. — 2:15p.m.[4]
Soybeans	CBOT (S)	10:30a.m. — 2:15p.m.[4]
Live Cattle	CME (LC)	10:05a.m. — 2:00p.m.[5]
Gold	COMEX (GC)	9:20a.m. — 2:30p.m.[3,6]
Aluminum	LME (AH)	6:55a.m. — 7:00a.m. 7:55a.m. — 8:00a.m. 8:20a.m. — 9:45a.m. (Kerb Trading) 10:15a.m. — 10:20a.m. 10:55a.m. — 11:00a.m. 11:15a.m. — 12:00p.m. (Kerb Trading)
Copper	COMEX (HG)	9:10a.m. — 2:00p.m.[3,6]
Group III
Sugar	ICE — US (SB)	Pre-Open: 8:00p.m. 3:30a.m. — 2:00p.m.

Index	Exchange
Commodity	(Symbol)[1]	Trading Hours[2]
Cotton	ICE — US (CT)	Pre-Open: 7:30p.m. 9:00p.m. — 2:30p.m.
Cocoa	ICE — US (CC)	Pre-Open: 8:00p.m. 4:00a.m. — 2:00p.m.
Coffee	ICE — US (KC)	Pre-Open: 8:00p.m. 3:30a.m. — 2:00p.m.
Group IV
Nickel	LME (NI)	7:15a.m. — 7:20a.m. 8:00a.m. — 8:05a.m. 8:20a.m. — 9:45a.m. (Kerb Trading) 10:25a.m. — 10:30a.m. 11:05a.m. — 11:10a.m. 11:15a.m. — 11:45p.m. (Kerb Trading)
Wheat	CBOT (W)	10:30a.m. — 2:15p.m.[4]
Lean Hogs	CME (LH)	Open Outry: 10:05a.m. — 2:00p.m.[5]
Orange Juice	ICE — US (OJ)	Pre-Open: 8:00p.m. 8:00a.m. — 2:00p.m.
Silver	COMEX (SI)	9:20a.m. — 2:30p.m.[3,6]

[1]	Legend:

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.
“CME” means Chicago Mercantile Exchange, Inc. or its successor.
“COMEX” means the Commodity Exchange Inc., New York or its successor.
“ICE — US” means ICE Futures U.S., Inc. or its successor.
“LME” means The London Metal Exchange Limited or its successor.
“NYMEX” means the New York Mercantile Exchange or its successor.

[2]	All trading hours are as of Eastern Standard Time. All trading occurs on Monday — Friday, unless otherwise specified.

[3]	Electronic trading: Sunday — Friday, 7:00p.m. — 6:15p.m.

[4]	Electronic Trading: Monday — Friday, 7:00p.m. — 8:15a.m. and 10:30a.m. — 2:15p.m.

[5]	Electronic Trading: Monday 10:05p.m. — Friday 2:55p.m.; (Daily Halts) 5:00p.m. — 6:00p.m.

[6]	CME ClearPort Trading: Monday — Friday, 7:00p.m. — 6:15p.m.
(3)	The Lack of Active Trading Markets For the Shares of a Fund May Result in Losses on Your Investment in Such Fund at the Time of Disposition of Your Shares.
          Although the Shares of each Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of a Fund will develop or will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your

Shares, assuming that you are able to sell them, likely will be lower than the price you would receive if an active market did exist.
(4)	Price Volatility May Possibly Cause the Total Loss of Your Investment.
          Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in any Fund.
(5)	Possible Illiquid Markets, Disruption of Market Trading, and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses.
          The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, government intervention and exchange regulation.
          Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. The large size of the positions which each Fund may acquire increases the risk of illiquidity by making its positions more difficult to liquidate while increasing the losses incurred while trying to do so. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.
          In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at disadvantageous times or prices.
          Furthermore, the above distortions and or disruptions may cause the Funds to liquidate certain of their holdings of TIPS or 3-month U.S. Treasury bills, as applicable, in order to generate sufficient cash.
          Market illiquidity and price limits may cause losses for each Fund, and in turn, the value of your Shares.
(6)	Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.
          Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares of a Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares of a Fund trade unprofitably.
(7)	Failure of Commodity Futures Trading to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.
          Historically, commodity futures’ returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that the Indexes are not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.
(8)	An Investment in Shares of the Funds May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.
          The Funds constitute new, and thus initially untested, type of investment vehicles. They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares of each Fund and reduce the liquidity of the Shares of each Fund.
(9)	“Backwardation” or “Contango” in the Market Prices of the Commodities Will Affect the Value of Your Shares.
          As the futures contracts that underlie the Indexes near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2011 may specify an October 2011 expiration. As that contract nears expiration, it may be replaced by selling the October 2011 contract and purchasing the contract expiring in December 2011. This process is referred to as “rolling.” Historically, the prices of certain Index Commodities have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2011 contract would take place at a price that is higher than the price at which the December 2011 contract is purchased, thereby creating a gain in connection with rolling. While certain Index Commodities have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in certain Index Commodities will adversely affect the value of the Index and, accordingly, decrease the value of your Shares.
          Conversely, certain Index Commodities historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although certain Index Commodities have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. Contango in certain Index Commodities will adversely affect the value of the Index and, accordingly, decrease the value of your Shares.
          Although the roll method of the “enhanced” excess return version of the applicable Index Commodities may minimize the roll losses due to contango and may maximize the roll benefits due to backwardation, there can be no assurance that this outcome will occur.
Fund Structure and Management Related Risks
(10)	The Shares of Each Fund Are a New Securities Product and Their Value Could Decrease If Unanticipated Operational or Trading Problems Arise.
          The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.
(11)	As the Managing Owner and Its Principals Have No History of Operating Investment Vehicles Like the Funds, Their Experience May Be Inadequate or Unsuitable to Manage the Funds.
          The Managing Owner was formed to be the managing owner of investment vehicles such as the Funds and has no history of past performance. The Managing Owner has not managed any other commodity pools or other positions, and therefore there is no indication of its ability to manage investment vehicles such as the Funds. If the experience of the Managing Owner and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.
(12)	You May Not Rely on Past Performance of the Funds in Deciding Whether to Buy Shares.
          The Funds have not commenced trading and do not have a performance history upon which to evaluate your investment in any of the Funds. Although past performance is not necessarily indicative of future results, if each Fund had a performance history, such performance history might (or might not) provide you with more information on which to evaluate an investment in each Fund.

(13)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.
          Investors in each Fund will pay fees in connection with their investment in Shares including asset-based management fees of [0.75]% per annum. Each Fund will also pay additional fees and expenses up to the Overall Expense Cap of such Fund. The Managing Owner has agreed to pay the additional fees and expenses incurred by each Fund to the extent that such fees and expenses exceed the Overall Expense Cap of such Fund. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.
          The Jefferies TR/J CRB ETF is expected to earn interest income equal to [___]% per annum, based upon the yield of 3-month U.S. Treasury bills. The Jefferies Real Return ETF is expected to earn interest income equal to [___]% per annum, based upon the yield of TIPS.
          Consequently, depending upon the interest rate environment, and inflation in the case of the Jefferies Real Return ETF, the expenses of the applicable Fund could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise, by investing in a Fund.
(14)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Funds.
          You cannot be assured that the Managing Owner will be willing or able to continue to service the Funds for any length of time. If the Managing Owner discontinues its activities on behalf of the Funds, the Funds may be adversely affected.
(15)	You May Be Adversely Affected by Redemption Orders That Are Subject to Postponement, Suspension or Rejection Under Certain Circumstances.
          Each Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of a Fund. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the applicable Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement.
(16)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.
          The Funds will be subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Funds, which also presents the potential for numerous conflicts of interest with the Funds. As a result of these and other relationships, parties involved with the Funds have a financial incentive to act in a manner other than in the best interests of the Funds and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.
          The Funds may be subject to certain conflicts with respect to the Clearing Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Clearing Broker.
(17)	Possibility of Termination of the Funds May Adversely Affect Your Portfolio.
     The Managing Owner may withdraw from the Funds upon 120 days’ notice, which would cause the Funds to terminate unless a substitute managing owner were obtained. Owners of 50% of the Shares of either Fund have the power to terminate such Fund. If it is so exercised, investors who may wish to continue to invest in a Fund’s corresponding Index through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as such Fund. See “Description of the Shares; The Funds; Certain Material Terms of the Declarations of Trust — Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Clearing Broker were revoked or suspended, such entity would no longer be able to provide services to the Funds.
(18)	Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.
          As beneficial interests in a Delaware statutory trust, the Shares do not have all of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression”). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Funds are not required to pay regular distributions, although the Funds may pay distributions in the discretion of the Managing Owner).
(19)	The Value Of the Shares Will Be Adversely Affected If the Funds Are Required to Indemnify the Trustee or the Managing Owner.
          Under the Declarations of Trust, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without gross negligence or willful misconduct. That means the Managing Owner may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee in connection with such Fund. Any sale of that kind would reduce the net asset value of a Fund.
(20)	The Net Asset Value Calculation of the Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price Is Not Available on the Date of Net Asset Value Calculation.
          Calculating the net asset value of each Fund includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the net asset value of each Fund reflects the settlement price of open commodity futures contracts on the date when the net asset value is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the applicable Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the applicable Fund could be under or overstated, perhaps to a significant degree.
(21)
Although the Shares of Each Fund are Limited Liability Investments, Certain Circumstances such as Bankruptcy of a Fund or Indemnification of a Fund by the Shareholder Will Increase a Shareholder’s Liability.

          The Shares of each Fund are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of its Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Declaration of Trust that they will indemnify a Fund for any harm suffered by it as a result of
•	Shareholders’ actions unrelated to the business of such Fund, or

•	taxes imposed on the Shares by the states or municipalities in which such investors reside.

Index Related Risks
(22)	You May Not Rely on Past Index Results in Deciding Whether to Buy Shares.
          Each Index has a limited history which might (or might not) be indicative of the future Index results or of the future performance of each applicable Fund. Therefore, you will have to make your decision to invest in each Fund on the basis of limited information.
(23)	A Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of its Corresponding Index.
          It is possible that a Fund’s performance may not fully replicate the changes in the level of its corresponding Index due to disruptions in the markets for the relevant Index Commodities, the imposition of speculative position limits (as discussed in “The Risks You Face — ([___]) Certain Operations of the Funds, Including the Creation of Baskets, May be Restricted by Regulatory and Exchange Position Limits and Other Rules”), or due to other extraordinary circumstances. As a Fund approaches or reaches position limits with respect to certain futures contracts comprising the applicable Index and the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for a Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the applicable Index, the Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that is a part of the applicable Index, or invest in a forward agreement, swap, or OTC derivative referencing the particular Index Commodity, or in the alternative, invest in other futures contracts, forward agreements, swaps, or OTC derivatives not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such replacement instruments tend to exhibit trading prices that correlate with a futures contract that is a part of the corresponding Index. In addition, the Funds are not able to replicate exactly the changes in the level of their respective Index because the total return generated by each Fund is reduced by expenses and transaction costs, including those incurred in connection with such Fund’s trading activities, and increased by interest income from the Fund’s holdings of short-term high quality fixed income securities. Tracking the applicable Index requires trading of a Fund’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.
(24)	The Funds Are Not Actively Managed and Will Track the Applicable Index During Periods in Which the Applicable Index Is Flat or Declining as Well as When the Applicable Index Is Rising.
          The Funds are not actively managed by traditional methods. For example, if the Index Commodities owned by the Jefferies TR/J CRB ETF are declining in value, such Fund will not close out such positions, except in connection with a change in the composition or weighting of the TR/J CRB Index. The Managing Owner will seek to cause the net asset value of a Fund to track the applicable Index during periods in which the applicable Index is flat or declining as well as when the applicable Index is rising.
(25)	Fewer Representative Commodities Sectors May Result in Greater Index Volatility.
          The nineteen Index Commodities that may be included in the Indexes from time-to-time are WTI Crude Oil, Heating Oil, Unleaded Gasoline, Natural Gas, Corn, Soybeans, Live Cattle, Gold, Aluminum, Copper, Sugar, Cotton, Cocoa, Coffee, Nickel, Wheat, Lean Hogs, Orange Juice, and Silver.
          The physical commodities underlying the exchange-traded futures contracts included as Index Commodities of the Indexes from time-to-time may be heavily concentrated in a limited number of sectors, particularly energy and agriculture. An investment in the Funds may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors. Concentration in fewer Index Commodities may result in a greater degree of volatility in the Indexes and the net asset value of the Funds under specific market conditions and over time.
(26)	The Index May Be Highly Concentrated in Geographic Regions, Industries or Economic Sectors, and in Turn May Negatively Impact the Value of Your Shares.
          The Shares are subject to the downside risks associated with the Indexes, including a potentially high concentration in futures contracts or if applicable alternative instruments representing a particular geographic region, industry or economic sector. These include the risks that the price, value or level of other assets in these geographic regions, industries or economic sectors or the prices of the Index Commodities may decline, thereby adversely affecting the market value of the Shares. If any of the Indexes is concentrated in a geographic region, an industry or group of industries or a particular economic sector, the Shares also will be concentrated in that geographic region, an industry or group of industries or a particular economic sector.
(27)	The Index May Be Potentially Over-Concentrated in a Particular Index Commodity Sector, and in Turn, Your Shares May Become More Volatile.
          The commodities underlying the futures contracts included in the Index Commodities will be from one of the following categories: energy, base metals, precious metals, and agriculture. As a result, the Index may become concentrated in a specific category. As the Index concentration increases in a category, the corresponding futures contracts owned by the applicable Fund will increase accordingly. Additional concentration increases the opportunity for greater potential losses and gains. Therefore, an increase in the concentration within a category may increase cause the Shares to magnify their potential losses.
(28)	Changes in the Value of the Index Commodities May Offset Each Other.
          The performance of the Shares is linked to the aggregate changes in the closing levels of the Index Commodities of the Indexes. Price movements between the Index Commodities representing different commodity classes or geographic regions may not correlate with each other. At a time when the value of an Index Commodity representing a particular commodity class or geographic region increases, the value of other Index Commodities representing different commodity classes or geographic regions may not increase as much or may decline. Therefore, in calculating the closing level of an Index, increases in the value of some of the Index Commodities may be moderated by lesser increases, or more than offset by declines in the closing levels of other Index Commodities.
(29)	Shareholders Have No Rights Against the Index Oversight Committee.
          Although the Index Oversight Committee may make certain decisions (such as discontinuing the Index) that may negatively affect the existence of the
Indexes or the Index levels, Shareholders will have no rights against the Index Oversight Committee. The Index Oversight Committee has no obligations relating to this offering or to the Shareholders.
(30)	The Index Oversight Committee and Index Calculation Agent Have No Obligation to Consider Your Interests in Calculating or Revising the Indexes.
          The Index Oversight Committee and Index Calculation Agent calculate and maintain the Indexes. The Index Oversight Committee may add, eliminate or substitute the instruments underlying the Indexes or make other methodological changes that may change the level of an Index Commodity. You should realize that changing an underlying instrument included in the Indexes may significantly affect its results, either negatively or positively. Additionally, the Index Oversight Committee and or the Index Calculation Agent may alter, discontinue or suspend calculation or dissemination of an Index Commodity. Any of these actions could adversely affect the value of the Shares. The Index Oversight Committee and Index Calculation Agent have no obligation to consider your interests in calculating or revising an Index Commodity.
(31)	The Index Calculation Agent May Adjust the Index in ways that Affect its Level, and it Has No Obligation to Consider Your Interests.
          The Index Calculation Agent, calculates and maintains the Index. The Index Calculation Agent is entitled to exercise limited discretion in relation to the Index, including, but not limited to, calculating the Index levels should an extraordinary event (as provided by the Index rules) occur. Although the Index Calculation Agent will act and make all determinations in good faith, it should be noted that the policies and judgments for which the Index Calculation Agent is responsible may have an impact, positive or negative, on the Index levels, and in turn, the value of your Shares.
(32)	Jefferies Group, Inc. and Its Affiliates May Publish Research That Conflicts With Each Other and Which May Negatively Impact the Value of the Funds and Your Shares.
          Jefferies Group, Inc. and its affiliates may publish research from time-to-time on commodity markets and other matters that may influence the value of the Shares, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Shares. Jefferies Group, Inc. and its affiliates may have published or may publish in the future research or other opinions that call into question the investment view implicit in an investment in the Shares. Any research, opinions or recommendations expressed by these entities may not be consistent with each other and may be modified from time-to-time without notice. Shareholders should make their own independent investigation of the merits of investing in the Shares.
(33)
The Investment Strategy Used to Construct the Index Involves Rebalancing and Weighting Limitations that are Applied to the Index Commodities, Which May Limit the Potential Results of the Index, and in Turn, the Potential Value of Your Shares.

          The Index Commodities are subject to rebalancing and weighting limits. By contrast, a synthetic portfolio that does not rebalance and is not subject to any weighting limits could see greater compounded gains over time through exposure to a consistently and rapidly appreciating portfolio consisting of the Index Commodities. Therefore, the investment strategy of the Indexes may constrain the potential results of a particular Index, and in turn, decrease the potential value of your Shares.
(34)
Because the Index Commodities of the Indexes May Not Be Equally Weighted, the Index Commodities With Greater Weight Will Have a Larger Impact on the Aggregate Results of a Particular Index, and May Increase the Potential Losses to Your Shares.

          The Index Commodities that comprise the Indexes may have different weights at various times. One consequence of such an unequal weighting of the Index Commodities is that the same percentage change in two of the Index Commodities may have different effects on the level of the Indexes due to the unequal weightings. Therefore, as the weighting of an Index Commodity increases, a decrease in the value of such an Index Commodity would further decrease the value of a particular Index, and in turn, the value of your Shares.
(35)	Correlation of Changes in the Closing Levels Among the Index Commodities May Reduce the Performance of the Shares.
          Changes in the closing levels amongst the Index Commodities may become highly correlated from time-to-time, including, but not limited to, a period during which there is a substantial decline in a particular sector represented by the Index Commodities. Furthermore, such Index Commodities may have a higher weighting in a particular Index relative to any of the other sectors. High correlation during periods of negative returns among heavily weighted Index Commodities representing any one sector may adversely impact the closing levels of a particular Index, and in turn, the value of your Shares.
(36)	The Results of an Index May Be Lower Than the Results of an Index Based Upon Different Combinations of the Index Commodities.
          The closing levels of an Index depend on the results of the underlying Index Commodities, as determined by the index methodology. There can be no assurance that the selection of the Index Commodities will actually produce higher closing levels than a different combination of index commodities, methodologies, or strategies.
(37)	Certain of the Futures Contracts Underlying the Index Commodities Will Be Subject to Pronounced Risks of Pricing Volatility.
          Certain of the futures contracts underlying the Index Commodities, most notably agricultural products, tend to have only a few contract months each year that trade with sufficient liquidity. Thus, the futures contracts corresponding to these Index Commodities tend to expire infrequently, roll forward less frequently than monthly, and may have further pronounced pricing volatility during extended periods of low liquidity.
          Certain of the Index Commodities, notably those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts may be rolled forward every month. In respect of the futures contracts underlying the Index Commodities that represent energy, it should be noted that, due to the significant level of its continuous and worldwide consumption, limited reserves, and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages.
     As a result of the additional volatility of the Index Commodities, the closing levels of the applicable Index, and in turn the value of your Shares, may also become subject to a corresponding increase in volatility.
Treasury Security Related Risks
(38)	Certain Interest Rate Environments May Cause TIPS to Experience Greater Losses Than Other Fixed Income Securities With Similar Duration.
          The Jefferies Real Return ETF will invest in TIPS which are special types of treasury bonds that were created to offer bond investors protection from inflation. TIPS decline in value when real interest rates rise. Therefore, in certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, TIPS may experience greater losses than other fixed income securities with similar duration.
          The values of the TIPS are automatically adjusted to the inflation rate as measured by the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for all Urban Consumers, the Consumer Price Index, or CPI, published monthly by the U.S. Department of Labor’s Bureau of Labor Statistics. If the CPI goes up by half a percent, the value of the TIPS also goes up by half a percent. If the CPI falls, the value of the TIPS does not fall because the government guarantees that the original investment will remain the same. However, the CPI measurement may not be completely accurate and, as a result, the principal balance of the TIPS may not increase commensurately with true interest.
(39)	The Value of TIPS Tends to Decrease When Real Interest Rates Increase.
          The value of TIPS is also subject to the effects of changes in real interest rates that may change as a result of different factors. The value of TIPS tends to decrease when real interest rates increase and increase when real interest rates decrease. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of the TIPS. Short term increases in inflation may also lead to a decline in value. However, because TIPS are backed by the full faith and credit of the U.S. government, repayment of the original principal upon maturity (as adjusted for inflation) is guaranteed by the U.S. government.
(40)	There Can Be No Assurance That the Inflation Adjustment Made to TIPS Will Be Accurate.
          TIPS are fixed income securities whose principal value is periodically adjusted according to the rate of inflation as measured by the CPI. The index for measuring the inflation rate for inflation-linked U.S. Treasury securities, such as TIPS, is the CPI. Although interest payments on TIPS will vary along with changes in the CPI, there can be no assurance that the CPI will accurately measure the change in the general price increase of a certain good or service. Therefore the inflation adjustment made to TIPS may not be accurate.
(41)	Deflation Causes the Principal Value of TIPS to Fall, Reducing the Potential Interest Earned by the Jefferies Real Return ETF Holdings of TIPS.
          Generally, during periods of rising inflation, the value of TIPS will tend to increase, and during periods of deflation, the value of TIPS will tend to decrease. If the TIPS’s principal value falls due to deflation, the TIPS will be adjusted downward, and consequently the interest payable on the TIPS (calculated with respect to a smaller principal amount) will be reduced. While deflation will cause a reduction in the interest payment made on TIPS, the repayment of principal at the maturity of the TIPS is guaranteed by the U.S. Treasury to be no less than the original face or par amount of the TIPS at the time of issuance.
          THE INFLATION PROTECTION OFFERED BY THE JEFFERIES REAL RETURN ETF’S INVESTMENT IN TIPS DOES NOT GUARANTEE THAT THE FUND WILL BE PROFITABLE.
Regulatory Related Risks
(42)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.
          None of the Funds is registered as an investment company under the Investment Company Act of 1940, and none of them is required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to investors in registered and regulated investment companies.
(43)	Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation.
          Some of the Funds’ trading is expected to be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Shareholders could incur substantial losses from trading on commodity exchanges which such Shareholders would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.
          Based on the historical closing levels of the Index, the Managing Owner estimates that approximately [7%] of each Fund’s trading is expected to be conducted on commodity exchanges outside the United States.
          The above estimate is only an approximation. The actual percentage may be either lesser or greater than above-listed.
(44)	Regulatory Changes or Actions May Alter the Nature of an Investment in the Funds.
          Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.
          The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.
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(45)	Certain Operations of the Funds, Including the Creation of Baskets, May Be Restricted by Regulatory and Exchange Position Limits and Other Rules.
          CFTC and commodity exchange rules impose speculative position limits on market participants, including the Funds, trading in certain commodities. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts.
          The Indexes are composed of 19 Index Commodities, of which 17 are subject to speculative position limits imposed by either the CFTC or the rules of the futures exchanges on which the futures contracts for the applicable Index Commodities are traded. The purposes of speculative position limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Currently, speculative position limits (i) for corn, wheat, soybean and cotton are determined by the CFTC and (ii) for all other commodities are determined by the futures exchanges. Generally, speculative position limits in the physical delivery markets are set at a stricter level during the spot month, when the futures contract matures and becomes deliverable, versus the limits set for all other months. Subject to any relevant exemptions, traders, such as each of the Funds, may not exceed speculative position limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. If the Managing Owner determines that a Fund’s trading may be approaching any of these speculative position limits, such Fund may reduce its trading in that commodity or trade in other commodities or instruments that the Managing Owner determines comply with the rules and goals of the particular Index. Below is a chart that sets forth certain relevant information, including current speculative position limits for each Affected Index Commodity that any person may hold, separately or in combination, net long or net short, for the purchase or sale of any commodity futures contract or, on a futures-equivalent basis, options thereon. Speculative position limit levels are subject to change by the CFTC or the relevant exchanges.

Affected
Index	Exchange
Commodity	(Symbol)[1]	Exchange Position Limits
Group I
WTI Crude Oil	NYMEX (CL)	3,000 — Last three days of trading in the Spot Month 10,000 — Single Month 20,000 — All Months Combined
Heating Oil	NYMEX (HO)	1,000 — Last three days of trading in the Spot Month 5,000 — Single Month 7,000 — All Months Combined
Unleaded Gasoline	NYMEX (RB)	1,000 — Last three days of trading in the Spot Month 5,000 — Single Month 7,000 — All Months Combined
Group II
Natural Gas	NYMEX (NG)	1,000 — Last three days of trading in the Spot Month 6,000 — Single Month 12,000 — All Months Combined
Corn	CBOT (C)	600 — Spot Month
13,500 — Single Month — Additional futures contracts may be held outside of the spot month as part of futures/futures spreads within a crop year provided that the total of such positions, when combined with outright positions, does not exceed the all months combined limit.
22,000 — All Months Combined
Soybeans	CBOT (S)	600 — Spot Month
6,500 — Single Month — Additional futures contracts may be held outside of the spot month as part of futures/futures spreads within a crop year provided that the total of such positions, when combined with outright positions, does not exceed the all months combined limit.
10,000 — All Months Combined

Affected
Index	Exchange
Commodity	(Symbol)[1]	Exchange Position Limits
Live Cattle	CME (LC)	450 — Spot Month — As of the close of business on the first business day following the first Friday of the contract month
300 — Spot Month — As of the close of business on the business day immediately preceding the last five business days of the contract month
5,400 — Single Month
Not Applicable — All Months Combined
Gold	COMEX (GC)	3,000 — Spot Month 6,000 — Single Month 6,000 — All Months Combined
Copper	COMEX (HG)	750 — Spot Month 5,000 — Single Month 5,000 — All Months Combined
Group III
Sugar	ICE — US (SB)	5,000 — Spot Month — As of the opening of trading on the second business day following the expiration of the regular option traded on the expiring futures contract
10,000 — Single Month
15,000 — All Months Combined
Cotton	ICE — US (CT)	300 — Spot Month 3,500 — Single Month 5,000 — All Months Combined
Cocoa	ICE — US (CC)	1,000 — Spot Month 6,000 — Single Month 6,000 — All Months Combined
Coffee	ICE — US (KC)	500 — Spot Month 5,000 — Single Month 5,000 — All Months Combined
Group IV
Wheat	CBOT (W)	600 — Spot Month — In the last five trading days of the expiring futures month in May, the speculative position limit will be 600 contracts if deliverable supplies are at or above 2,400 contracts, 500 contracts if deliverable supplies are between 2,000 and 2,399 contracts, 400 contracts if deliverable supplies are between 1,600 and 1,999 contracts, 300 contracts if deliverable supplies are between 1,200 and 1,599 contracts, and 220 contracts if deliverable supplies are below 1,200 contracts. Deliverable supplies will be determined from the CBOT’s Stocks of Grain report on the Friday preceding the first notice day for the May contract month.

5,000 — Single Month — Additional futures contracts may be held outside of the spot month as part of futures/futures spreads within a crop year provided that the total of such positions, when combined with outright positions, does not exceed the all months combined limit.
6,500 — All Months Combined
Lean Hogs	CME (LH)	950 — Spot Month — As of the close of business on the fifth business day of the contract month 4,100 — Single Month
Orange Juice	ICE — US (OJ)	300 — Spot Month 3,200 — Single Month 3,200 — All Months Combined
Silver	COMEX (SI)	1,500 — Spot Month 6,000 — Single Month 6,000 — All Months Combined

[1]
Legend:
“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.
“ICE — US” means ICE Futures U.S., Inc. or its successor.
“NYMEX” means the New York Mercantile Exchange or its successor.
“COMEX” means the Commodity Exchange Inc., New York or its successor.
“CME” means Chicago Mercantile Exchange, Inc. or its successor.

          The Funds are subject to position limits and, consequently, a Fund’s ability to issue new Baskets or such Fund’s ability to reinvest income in additional futures contracts corresponding to certain commodities may be limited to the extent that these activities would cause such Fund to exceed the applicable position limits, unless such Fund trades alternative futures contracts or over-the-counter derivatives in addition to and as a proxy for futures on the Affected Index Commodities. Speculative position limits may affect the correlation between changes in the net asset value per Share and changes in the level of the Index, and the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of such Fund. That is, the use of alternative futures contracts or over-the-counter derivatives in addition to or as a proxy for futures on the Affected Index Commodities, or the inability to create additional Baskets, could result in tracking error between changes in the net asset value per Share and changes in the level of the Index, or could result in the Shares of a Fund trading at a premium or discount to net asset value per Shares.
          It is possible that in the future, the CFTC may propose new rules with respect to position limits in agricultural, energy and any other commodities for traders engaged in indexed-based trading, such as the trading engaged in by the Funds. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Funds. For example, if the amended rules are detrimental to a Fund, that Fund’s ability to issue new Baskets, or a its ability to reinvest income in additional futures contracts corresponding to the Affected Index Commodities, may be limited to the extent these activities would cause a Fund to exceed the applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares of the Fund, as traded on the NYSE Arca, and the net asset value of a Fund. That is, the inability to create additional Baskets could result in Shares in a Fund trading at a premium or discount to net asset value of such Fund.
[Remainder of page left blank intentionally.]

(46)	The NYSE Arca May Halt Trading in the Shares of a Fund Which Would Adversely Impact Your Ability to Sell Shares.
          Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if the Shares are delisted.
Tax Related Risks
(47)	Shareholders of Each Fund Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.
          Shareholders of each Fund will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders of a Fund may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.
(48)
Items of Income, Gain, Deduction, Loss and Credit with Respect to Shares of a Fund Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Fund in Allocating Fund Tax Items.

          U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. Each Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Shareholders of the Fund in a manner that reflects Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.
(49)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.
          Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.
          PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.
Other Risks
(50)
Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, a Fund Remains at Risk of Significant Losses Because a Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All.

          The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Clearing Broker fails to do so, the assets of the Funds might not be fully protected in the event of the Clearing Broker’s bankruptcy. Furthermore, in the event of the Clearing Broker’s bankruptcy, any Funds could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Clearing Broker’s combined customer accounts or such Funds may not recover any assets at all, even though certain property specifically traceable to a particular Fund was held by the Clearing Broker. The Clearing Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Brokers.”
          In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its Clearing Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.
(51)	Lack of Independent Advisers Representing Investors.
          The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares of a Fund.
(52)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Funds Could Adversely Affect the Funds and an Investment in the Shares.
          While the Managing Owner believes that all intellectual property rights needed to operate the Funds are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Funds. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Funds and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Funds.

INVESTMENT OBJECTIVES OF THE FUNDS
Investment Objectives
          The Jefferies TR/J CRB Commodity Index ETF, or the Jefferies TR/J CRB ETF, establishes long positions in futures contracts on the commodities comprising the Thomson Reuters/Jefferies CRB Index, or the TR/J CRB Index, with a view to tracking the changes, whether positive or negative, in the level of the TR/J CRB Index over time. The Jefferies TR/J CRB ETF is also intended to reflect the excess, if any, of its interest income from its holdings of 3-month U.S. Treasury bills over the expenses of such Fund. The Jefferies Commodity Real Return ETF, or the Jefferies Real Return ETF, establishes long positions in futures contracts on the commodities comprising the Thomson Reuters / Jefferies CRB 3 Month Forward Index, or the Forward Index, with a view to tracking the changes, whether positive or negative, in the level of the Forward Index over time. The Jefferies Real Return ETF is also intended to reflect the excess, if any, of its interest income from its investment in U.S. government issued Treasury Inflation Protection Securities, or TIPS, which serve to generally protect against erosion of value from inflation, and any investments in other high credit quality short-term fixed income securities, over the expenses of such Fund. The Shares are designed for investors who want a cost effective and convenient way to invest in a diversified index of commodity futures on U.S. and non-U.S. markets.
          Advantages of investing in the Shares include:
•
Ease and Flexibility of Investment. The Shares of each Fund will trade on the NYSE Arca and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•
Shares May Provide A More Cost Effective Alternative. Investing in the Shares of a Fund can be easier and less expensive for an investor than constructing and trading a comparable commodity futures portfolio.

•	Margin. Shares are eligible for margin accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the
Indexes have tended to exhibit low to negative correlation with both equities and conventional bonds.

•	Transparency. The Shares provide a more direct investment in commodities than mutual funds that invest in commodity-linked notes, which have implicit imbedded costs and credit risk

•
Potential Inflation Protection for Investors in the Jefferies Real Return ETF. The Jefferies Real Return ETF expects to invest a significant amount of its holding of cash in the form of TIPS, which are backed by the full faith and credit of the U.S. government and generally provide a degree of protection against inflation.

          Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.
          Each Fund’s portfolio also holds 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities, as applicable, for deposit with such Fund’s Clearing Broker as margin.
          The Funds intend to track the following Indexes:
•	Jefferies TR/J CRB Commodity Index ETF is designed to track the TR/J CRB Index and

•	Jefferies Commodity Real Return ETF is designed to track the Thomson Reuters / Jefferies CRB 3 Month Forward Index, or the Forward Index.
          If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Funds to gain a full or a partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the Indexes, the Funds may:
•	invest in a futures contract referencing the particular Index Commodity other than the specific futures contract that is a part of the Index, or

•	invest in a forward agreement, swap or other OTC derivative referencing the particular Index Commodity, or

•	in the alternative, invest in other futures contracts, forward agreements, swaps or OTC derivatives not based on the particular Index Commodity
if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with a futures contract that is a part of the Index.
          Under the Declarations of Trust of the Funds, Wilmington Trust Company, the Trustee of the Funds has delegated to the Managing Owner the exclusive management and control of all aspects of the business of each Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.
          The Index Calculation Agent will publish the daily closing level of the Index as of the close of the NYSE Arca. The Managing Owner will publish the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Index Calculation Agent will publish the intra-day level of each Index, and the Managing Owner will publish the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information will be published as follows:
          The intra-day level of the Indexes (symbols: TR/J CRB Index: [     ]; Forward Index: [     ]) and the intra-day indicative value per Share of each Fund (symbols: Jefferies TR/J CRB Commodity Index ETF: [     ]; Jefferies Commodity Real Return ETF: [     ]) (each quoted in U.S. dollars) will be published once every fifteen seconds throughout each trading day on the consolidated tape, [Reuters and/or Bloomberg] and on the Managing Owner’s website at http://www.[          ].com, or any successor thereto.
          The current trading price per Share of each Fund (symbols: Jefferies TR/J CRB Commodity Index ETF: CRB; Jefferies Commodity Real Return ETF: RRET) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape, [Reuters and/or Bloomberg] and on the Managing Owner’s website at http://www.[          ].com, or any successor thereto.
          The most recent end-of-day Index closing level (symbols: TR/J CRB Index: [     ]; Forward Index: [     ]) will be published as of the close of the NYSE Arca each trading day on the consolidated tape, [Reuters and/or Bloomberg] and on the Managing
Owner’s website at http://www.[          ].com, or any successor thereto.
          The most recent end-of-day net asset value of each Fund (symbols: Jefferies TR/J CRB Commodity Index ETF: [     ]; Jefferies Commodity Real Return ETF: [     ]) will be published as of the close of business on [Reuters and/or Bloomberg] and on the Managing Owner’s website at http://www.[          ].com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund will be published the following morning on the consolidated tape.
          All of the foregoing information with respect to each Index will also be published at http://www.[     ].com.
          Any adjustments made to the Indexes will be published on the Managing Owner’s website http://www.[          ].com and http://www.[     ].com, or any successor thereto.
          The Index Calculation Agent obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Calculation Agent considers reliable. None of the Index Calculation Agent, the Managing Owner, the Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Indexes or any data included in the Indexes.
          The intra-day indicative value per Share of each Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the corresponding Fund’s futures contracts. The final net asset value of each Fund and the final net asset value per Share is calculated as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is latest, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the close of the exchanges on which the Index Commodities are traded, there is no effect on the net asset value calculations as a result.
          The Shares of the Jefferies TR/J CRB Commodity Index ETF and the Jefferies Commodity Real Return ETF are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the levels of either the TR/J CRB Index or the Forward Index, over time.

          The value of the Shares of each Fund is expected to fluctuate in relation to changes in the net asset value of the Fund’s. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are generally expected to be very close. See “The Risks You Face — (2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”
          There can be no assurance that each Fund will achieve its investment objective or avoid substantial losses. The Funds have no performance histories.
Role of Managing Owner
          The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Funds, pending final approval of its registration with the NFA.
          Specifically, the Managing Owner:
•	will select the Trustee, administrator, distributor, marketing agent and auditor of the Funds;

•	will negotiate various agreements and fees for the Funds;

•	will perform such other services as the Managing Owner believes that the Funds may from time-to-time require.

•	will select the commodity brokers for the Funds; and

•
will monitor the performance results of each Fund’s portfolio and reallocates assets within the portfolio with a view to causing the performance of such Fund’s portfolio to track that of the TR/J CRB Index or the Forward Index, as applicable, over time.

          The Managing Owner will be registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association, pending final approval of its registration with the NFA.
          The principal office of the Managing Owner is located at One Station Place, Three North, Stamford, CT 06902. The telephone number of the Managing Owner is (203) 708-6500.
Market Diversification
          As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to a Fund, which invests in futures related to the Indexes, investors have the potential, if their Fund investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.
[Remainder of page left blank intentionally.]

DESCRIPTION OF THE THOMSON
REUTERS/JEFFERIES CRB INDEX AND THE
THOMSON REUTERS / JEFFERIES CRB 3
MONTH FORWARD INDEX
Thomson Reuters is a brand licensor for the Indexes and acts as the Index Calculation Agent. Thomson Reuters does not approve, endorse or recommend the Funds or the Managing Owner. “Thomson,” “Thomson Reuters,” “Reuters” and “CRB” are service marks or trademarks of Reuters America LLC, a Thomson Reuters company, or its affiliates.
          General
          We refer to the Thomson Reuters/Jefferies CRB Index as the TR/J CRB Index and the Thomson Reuters / Jefferies CRB 3 Month Forward Index as the Forward Index. We refer to the TR/J CRB Index and the Forward Index collectively as the Indexes. Because much of the disclosure regarding the TR/J CRB Index and the Forward Index is identical, we have combined the following disclosure with respect to the Indexes and we have distinguished between the two Indexes where applicable.
          The Indexes are designed to provide timely and accurate representation of a long-only, broadly diversified investment in commodities through a transparent and disciplined calculation methodology. The Indexes are currently composed of futures contracts on the following 19 physical commodities, or each, an Index Commodity: aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, orange juice, silver, soybeans, sugar, unleaded gasoline, and wheat. The Index Commodities currently trade on United States futures exchanges, with the exception of aluminum and nickel, which trade on the London Metal Exchange, or the LME.
          The TR/J CRB Index is designed to track the changes in the closing levels of nearby rolling futures positions, as more specifically shown below in the “Rollover Schedule — Thomson Reuters/Jefferies CRB Index.” The Forward Index tracks the changes in the closing levels of the futures positions that would in three months comprise the TR/J CRB Index. A commodity futures contract is a bilateral agreement that provides for the purchase and sale of a specified type and quantity of a commodity during a stated delivery month for a fixed price.
          The history of the TR/J CRB Index dates back to 1957, when the Commodity Research Bureau constructed an index comprised of 28 commodities that made its inaugural appearance in the 1958 CRB Commodity Year Book. Since then, as commodity markets have evolved, the original index has undergone periodic updates to remain a leading benchmark for the performance of commodities as an asset class. The original index was renamed the Reuters/Jefferies CRB Index in 2005 when it underwent its tenth and most recent revision — as the collaborative effort of Reuters, the global information company, and Jefferies Financial Products, LLC, an affiliate of the Managing Owner — to maintain its representation of modern commodity markets. The original index was renamed the Thomson Reuters/Jefferies CRB Index in 2009 to reflect the 2008 combination of the Thomson Corporation and Reuters Group PLC. The TR/J CRB Index is currently being calculated in accordance with the methodology adopted in 2005.
          The Indexes are calculated daily by the Index Calculation Agent. The Forward Index began publishing in April 2007.
          The methodology for determining the composition and weighting of the Indexes is subject to modification by Thomson Reuters and Jefferies at any time. The changes in the closing levels of TR/J CRB Index and the Forward Index are reported on a number of financial information sites, including Thomson Reuters under the ticker symbols RJCRB01 and RJCRB.ER, respectively. For a more complete description of the Indexes, please see the TR/J CRB Index Calculation Supplement and the Forward Index Calculation Supplement, each of which is available at www.[___].com.
          Weighting Factors: A Tiered Approach
          The Indexes use a four-tiered approach to allocate among the Index Commodities included in the Index. Group I includes only petroleum products; Group II includes seven Index Commodities which are highly liquid; Group III is comprised of four liquid Index Commodities; Group IV includes Index Commodities that may provide diversification.
          All Index Commodities are equally weighted within Groups II, III and IV, as provided below.

THOMSON REUTERS/JEFFERIES CRB INDEX
THOMSON REUTERS / JEFFERIES CRB 3 MONTH FORWARD INDEX

Group	Index Commodity	Index Weight	Contract Months	Exchange

	WTI Crude Oil	23%	Jan-Dec	NYMEX
Group I	Heating Oil	5%	Jan-Dec	NYMEX
	Unleaded Gasoline	5%	Jan-Dec	NYMEX

	Total	33%

	Natural Gas	6%	Jan-Dec	NYMEX
	Corn	6%	Mar, May, Jul, Sep, Dec	CBOT
	Soybeans	6%	Jan, Mar, May, Jul, Nov	CBOT
Group II	Live Cattle	6%	Feb, Apr, Jun, Aug, Oct, Dec	CME
	Gold	6%	Feb, Apr, Jun, Aug, Dec	COMEX
	Aluminum	6%	Mar, Jun, Sep, Dec	LME
	Copper	6%	Mar, May, Jul, Sep, Dec	COMEX

	Total	42%

	Sugar	5%	Mar, May, Jul, Oct	ICE-US
	Cotton	5%	Mar, May, Jul, Dec	ICE-US
Group III	Cocoa	5%	Mar, May, Jul, Sep, Dec	ICE-US
	Coffee	5%	Mar, May, Jul, Sep, Dec	ICE-US

	Total	20%

	Nickel	1%	Mar, Jun, Sep, Dec	LME
	Wheat	1%	Mar, May, Jul, Sep, Dec	CBOT
Group IV	Lean Hogs	1%	Feb, Apr, Jun, Jul, Aug, Oct, Dec	CME
	Orange Juice	1%	Jan, Mar, May, Jul, Sep, Nov	ICE-US
	Silver	1%	Mar, May, Jul, Sep, Dec	COMEX

	Total	5%

Legend:
“NYMEX” means the New York Mercantile Exchange, or its successor.
“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.
“CME” means the Chicago Mercantile Exchange, Inc., or its successor.
“COMEX” means the Commodity Exchange Inc., New York, or its successor.
“LME” means The London Metal Exchange Limited or its successor.
“ICE-US” means ICE Futures U.S., Inc., or its successor.

          Group I — Petroleum Sector
          Group I of the Indexes include only petroleum products — WTI crude oil, heating oil and unleaded gasoline. These Index Commodities are among the most economically significant and frequently traded and historically have contributed meaningfully to the return and correlative characteristics of commodity benchmark indices.
          Petroleum-linked futures have experienced tremendous growth over the past several decades. Crude oil, heating oil, and unleaded gasoline are among the most liquid, widely followed and economically significant commodities futures contracts traded globally. Global daily production and consumption of petroleum-linked products is at an all time high.
          WTI crude oil, heating oil and unleaded gasoline, which comprise Group I, tend to correlate to certain major bond and equity benchmarks, due to the strong impact of energy prices on global economic activity.
          Therefore, a representative commodity index, such as the Indexes, cannot ignore the importance of petroleum to both the asset class and the global economy.
          In order to reflect the critical role of petroleum in the global economy and maintain the diversified nature of the Indexes, the Indexes have assigned an Index Weight of 33% to the Group I Index Commodities, represented by the crude oil, unleaded gasoline and heating oil contracts traded on the NYMEX.
          Group II — Highly Liquid Commodities
          Group II is comprised of futures contracts on the Index Commodities that are traded in markets that are highly liquid. These seven markets represent a diverse cross section across several commodity sectors. Each Index Commodity is assigned an Index Weight of 6% of each Index. In turn, Group II constitutes 42% of each Index.
          Group III — Liquid Commodities
          Group III is comprised of futures contracts on Index Commodities that are traded in markets that are liquid. These four Index Commodities include a second cross section of diverse and liquid markets in order to diversify the Indexes. Each Index Commodity in Group III is assigned an Index Weight of 5% of each Index. In turn, Group III constitutes 20% of each Index.
          Group IV — Diversifying Commodities
          Group IV is comprised of futures contracts on Index Commodities that may provide additional diversification to the Indexes by increasing the exposure of the Indexes to the Softs, Grains, Industrial Metals, Meats and Precious Metals markets. Each Index Commodity in Group IV is assigned an Index Weight of 1% of each Index. In turn, Group IV constitutes 5% of each Index.
          Rollover Methodology
          A rolling futures position is a position where, on a periodic basis, futures contracts on physical commodities specifying delivery in a particular month are sold and futures contracts specifying delivery in a later month are purchased. An investor with a rolling futures position is able to avoid taking delivery of the underlying physical commodity while maintaining exposure to those commodities. To maximize liquidity and transparency, this “rolling” process for the Index Commodities for the Indexes occurs over the first four Business Days of each month according to the following fixed schedule as described below. (In the context of the Indexes, “Business Day” is any day on which the New York Mercantile Exchange is open for business.)
          All calendar months for every Index Commodity included in this rollover schedule have historically been relatively liquid as measured by trading volume and open interest. The rollover methodology assumes a constant dollar investment and rolls a proportionally equal amount of the active contracts on the Index Commodity to the deferred month contract on the Index Commodity at the end of each roll Business Day.

Rollover Schedule — Thomson Reuters/Jefferies CRB Index

Commodity	Exchange	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

WTI Crude Oil	NYMEX	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Heating Oil	NYMEX	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Unleaded Gasoline	NYMEX	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Natural Gas	NYMEX	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan

Corn	CBOT	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar

Soybeans	CBOT	Mar	Mar	May	May	Jul	Jul	Nov	Nov	Nov	Nov	Jan	Jan

Live Cattle	CME	Feb	Apr	Apr	Jun	Jun	Aug	Aug	Oct	Oct	Dec	Dec	Feb

Gold	COMEX	Feb	Apr	Apr	Jun	Jun	Aug	Aug	Dec	Dec	Dec	Dec	Feb

Aluminum	LME	Mar	Mar	Jun	Jun	Jun	Sep	Sep	Sep	Dec	Dec	Dec	Mar

Copper	COMEX	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar

Sugar	ICE — US	Mar	Mar	May	May	Jul	Jul	Oct	Oct	Oct	Mar	Mar	Mar

Cotton	ICE — US	Mar	Mar	May	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Mar

Cocoa	ICE — US	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar

Coffee	ICE — US	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar

Nickel	LME	Mar	Mar	Jun	Jun	Jun	Sep	Sep	Sep	Dec	Dec	Dec	Mar

Wheat	CBOT	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar

Lean Hogs	CME	Feb	Apr	Apr	Jun	Jun	Jul	Aug	Oct	Oct	Dec	Dec	Feb

Orange Juice	ICE — US	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Nov	Nov	Jan	Jan

Silver	COMEX	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar

Rollover Schedule — Thomson Reuters / Jefferies CRB 3 Month Forward Index

Commodity	Exchange	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

WTI Crude Oil	NYMEX	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr

Heating Oil	NYMEX	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr

Unleaded Gasoline	NYMEX	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr

Natural Gas	NYMEX	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr

Corn	CBOT	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May

Soybeans	CBOT	May	Jul	Jul	Nov	Nov	Nov	Nov	Jan	Jan	Mar	Mar	May

Live Cattle	CME	Jun	Jun	Aug	Aug	Oct	Oct	Dec	Dec	Feb	Feb	Apr	Apr

Gold	COMEX	Jun	Jun	Aug	Aug	Dec	Dec	Dec	Dec	Feb	Feb	Apr	Apr

Aluminum	LME	Jun	Jun	Sep	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	Jun

Copper	COMEX	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May

Sugar	ICE — US	May	Jul	Jul	Oct	Oct	Oct	Mar	Mar	Mar	Mar	Mar	May

Cotton	ICE — US	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Mar	Mar	Mar	May

Cocoa	ICE — US	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May

Coffee	ICE — US	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May

Nickel	LME	Jun	Jun	Sep	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	Jun

Wheat	CBOT	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May

Lean Hogs	CME	Jun	Jun	Jul	Aug	Oct	Oct	Dec	Dec	Feb	Feb	Apr	Apr

Orange Juice	ICE — US	May	Jul	Jul	Sep	Sep	Nov	Nov	Jan	Jan	Mar	Mar	May

Silver	COMEX	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May

[Remainder of page left blank intentionally.]

          Rebalancing Methodology
          The Indexes employ arithmetic averaging with monthly rebalancing, while maintaining a uniform exposure to the various Index Commodities over time.
          The Index Commodities are rebalanced monthly, generally following the close of business on the sixth Business Day of each month, to return to the specified dollar weights, referenced as “Index Weight” in the first table above. This rebalancing is achieved by selling Index Commodities that have gained in value relative to other Index Commodities and buying Index Commodities that have lost in value relative to other Index Commodities. This monthly rebalancing helps to maintain both the stability and consistency of the Indexes and the consistent exposure to the Index Weights of the underlying Index Commodities over time.
          The physical commodities underlying the exchange-traded futures contracts included as Index Commodities of the Indexes from time-to-time may be heavily concentrated in a limited number of sectors, particularly energy and agriculture. An investment in the Funds may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.
          The composition of the Indexes may be adjusted in the event that the Index Calculation Agent is not able to calculate the closing prices of the Index Commodities.
          Index Calculation
          The Indexes reflect the changes in market value over time, whether positive or negative, of the Index Commodities relative to the value of the Index Commodities as of a starting date, or the Base Date. Although the TR/J CRB Index traces its origins to 1957, its current construction and methodology have been in use since June 17, 2005 and therefore June 17, 2005 is considered to be its Base Date. The Base Date of the Forward Index is considered to be the date it first began publishing index values, April 5, 2007, on which date the closing levels of the Forward Index was 100. In the case of the Forward Index, for example, a quote of “125.75” means the Forward Index’s value has risen 25.75% since the Forward Index’s Base Date.
          The Index Calculation Agent calculates the closing level of each Index on both an excess return basis and a total return basis. An excess return index reflects the changes in market value over time, whether positive or negative, of the Index Commodities. A total return is the sum of the changes in market value over time, whether positive or negative, of the Index Commodities incorporating the return of 3-month U.S. Treasury bills. Each Fund is designed to track its respective Index as calculated on an excess return, not a total return, basis.
          Change in the Methodology of the Indexes
          The Index Calculation Agent employs the methodology described above. While the Index Calculation Agent currently employs the above described methodology to calculate the Indexes, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting the Indexes, the Index Commodities, or any other exchange instrument, derivative or otherwise) will not arise that would, in the view of the Index Oversight Committee (as further described below), necessitate a modification of or change to such methodology and in such circumstances the Index Oversight Committee may make any such modification or change as it determines appropriate. The Index Oversight Committee may also make modifications to the terms of the Indexes in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Indexes. The Index Calculation Agent and/or Index Oversight Committee will publish notice of any such modification or change.
Publication of Closing Levels and Adjustments
          In order to calculate the indicative Index levels, the Index Calculation Agent determines the real time price of each Index Commodity every 15 seconds. The Index Calculation Agent then applies a set of rules to these values to create the indicative level of the Indexes. These rules are consistent with the rules which the Index Calculation Agent applies at the end of each trading day to calculate the closing levels of the Indexes. A similar polling process is applied to the TIPS to determine the indicative value of the TIPS held by the Funds every 15 seconds throughout the trading day.

          The intra-day indicative value per Share of each Fund is calculated by adding the intra-day TIPS level plus the intra-day level of each Index which is then applied to the last published net asset value of the Fund, less accrued fees.
          The Index Calculation Agent will publish the closing level of the Indexes daily. The Managing Owner will publish the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Index Calculation Agent will publish the intra-day level of each Index, and the Managing Owner will publish the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information will be published as follows:
          The intra-day level of the Indexes (symbols: TR/J CRB Index: [___]; Forward Index: [___]) and the intra-day indicative value per Share of each Fund (symbols: Jefferies TR/J CRB Commodity Index ETF: [___]; Jefferies Commodity Real Return ETF: [___]) (each quoted in U.S. dollars) will be published once every fifteen seconds throughout each trading day on the consolidated tape, [Reuters and/or Bloomberg] and on the Managing Owner’s website at http://www.[___].com, or any successor thereto.
          The current trading price per Share of each Fund (symbols: Jefferies TR/J CRB Commodity Index ETF: [___]; Jefferies Commodity Real Return ETF: [___]) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape, [Reuters and/or Bloomberg] and on the Managing Owner’s website at http://www.[___].com, or any successor thereto.
          The most recent end-of-day Index closing level (symbols: TR/J CRB Index: [___]; Forward Index: [___]) will be published as of the close of the NYSE Arca each trading day on the consolidated tape, [Reuters and/or Bloomberg] and on the Managing Owner’s website at http://www.[___].com, or any successor thereto.
          The most recent end-of-day net asset value of each Fund (symbols: Jefferies TR/J CRB Commodity Index ETF: [___]; Jefferies Commodity Real Return ETF: [___]) will be published as of the close of business on [Reuters and/or Bloomberg] and on the Managing Owner’s website at http://www.[___].com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund will be published the following morning on the consolidated tape.
          All of the foregoing information with respect to the Indexes will also be published at http://www.[___].com.
          Any adjustments made to the Indexes will be published on the Managing Owner’s website http://www.[___].com, or any successor thereto.
          Interruption of Index Calculation
          Calculation of the Indexes may not be possible or feasible under certain events or circumstances, including, for example, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Calculation Agent and that the Index Calculation Agent determines affects the Indexes, the Index Commodities, or any substitute instrument with respect to an Index Commodity, as applicable. Additionally, Index calculations may be disrupted by Rollover Disruptions, Rebalancing Disruptions and/or Market Emergencies, as provided below.
Rollover Disruptions
          A Rollover Disruption Event, or RDE, is defined as any day, on which an Index Commodity is scheduled to roll, in which either:
•	the front month or back month contracts for the Index Commodity settle at the daily maximum or minimum price as determined by the rules for the relevant exchange, or

•	the exchange fails to publish an official settlement price for the Index Commodity, or

•	the exchange on which the Index Commodity trades is not scheduled to be open.
          If a RDE occurs for any Index Commodity, that portion of the rollover for that Index Commodity only which was scheduled to occur on that day is deferred until the next Business Day upon which no RDE occurs for that Index Commodity. For example, if a RDE occurred on the first day upon which corn was scheduled to roll, then the amount to be rolled on the second roll day would increase to 50%. If a second and third consecutive RDE occurred on the next two days upon which corn was scheduled to roll, then the entire roll would take place at the end of the first Business Day in which there was no RDE. These hypothetical rollover disruptions in corn would have no impact on the rollover schedule for other Index Commodities in the Indexes.
          Rebalancing Disruptions
          If, on any date the Indexes are scheduled to rebalance (defined above as the 6th Business Day of each month), an official settlement price for any one or more of the Index Commodities in the Indexes is unavailable, then the price used in rebalancing the Indexes for those Index Commodities is the price on the previous Business Day upon which a price is available. In the event any one or more individual Index Commodities settle at the daily maximum price or the daily minimum price, that price will be used for the purpose of rebalancing the Indexes.
          Market Emergencies
          A “Market Emergency” is any unscheduled and extraordinary condition in which market liquidity is interrupted (such as an event resulting in the unscheduled closing of one or more futures exchanges). Should a Market Emergency occur, the Index Calculation Agent and/or the Index Oversight Committee may take action with respect to the Indexes, as it deems or they deem appropriate given the circumstances. The Index Calculation Agent or the Index Oversight Committee may notify interested parties of any such actions as well in advance as is practicable on www.[___].com. There is no assurance, however, that a Market Emergency, the actions taken in response to such Market Emergency, or any other force majeure event, will not have an adverse effect on the value of the Indexes or the manner in which it is calculated.
Ongoing Index Calculation and the Thomson Reuters/Jefferies CRB Index Oversight Committee
          The role of the Thomson Reuters/Jefferies CRB Index Oversight Committee, or the Index Oversight Committee , is to meet periodically in order to review and/or modify the operation and calculation of both Indexes and procedures relating thereto, and to review proposals by Jefferies or Thomson Reuters to modify the Indexes. The Committee is comprised of persons, appointed by Jefferies, Thomson Reuters and the [Board of Trade of the City of New York, Inc.] The Index Oversight Committee will have a significant degree of discretion with regard to the operation and calculation of the Indexes and may exercise its discretion, as it deems appropriate.
          Disclaimers
THE FUNDS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THOMSON REUTERS OR ANY OF ITS SUBSIDIARIES OR AFFILIATES, TOGETHER WITH JEFFERIES FINANCIAL PRODUCTS, LLC, THE LICENSORS. LICENSORS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE PRODUCT(S) OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES OR COMMODITIES GENERALLY OR IN THE FUNDS PARTICULARLY OR THE ABILITY OF EITHER OF THE INDEXES TO TRACK GENERAL COMMODITY MARKET PERFORMANCE. THOMSON REUTERS’ ONLY RELATIONSHIP TO THE MANAGING OWNER AND THE FUNDS, TOGETHER, THE LICENSEE, IS THE LICENSING OF THE INDEXES, WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY LICENSORS WITHOUT REGARD TO THE LICENSEE OR THE FUNDS. LICENSORS HAVE NO OBLIGATION TO TAKE THE NEEDS OF THE LICENSEE OR THE OWNERS OF THE FUNDS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEXES. LICENSORS ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE FUNDS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE FUND INTERESTS ARE TO BE CONVERTED INTO CASH. LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE FUNDS.
          LICENSORS AND THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS MAY BUY OR SELL SECURITIES OR COMMODITIES MENTIONED OR CONTEMPLATED HEREIN AS AGENT OR AS PRINCIPAL FOR THEIR OWN ACCOUNTS AND MAY HAVE POSITIONS OR ENGAGE IN TRANSACTIONS BASED ON OR INDEXED TO THE INDEXES. IT IS POSSIBLE THAT LICENSORS’ TRADING ACTIVITY WILL AFFECT THE VALUE OF INDEXES. LICENSORS MAY OPERATE AND MARKET

OTHER INDEXES THAT MAY COMPETE WITH THE INDEXES.
          LICENSORS DO NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN. LICENSORS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE FUNDS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE THOMSON REUTERS/JEFFERIES CRB INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. LICENSORS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LICENSORS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
          Past Index levels are not necessarily indicative of future Index levels.
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MANAGEMENT’S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
          Critical Accounting Policies
          Preparation of the financial statements and related disclosures in compliance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Funds’ application of these policies involves judgments and actual results may differ from the estimates used. Each Fund holds a significant portion of its assets in futures contracts and treasury securities, both of which are held at fair value.
          Liquidity and Capital Resources
          As of the date of this Prospectus, the Funds have not begun trading activities. Once the Funds begin trading activities, it is anticipated that all of their total net assets will be allocated to commodities trading. A significant portion of the net asset value of each Fund will be held in 3-month U.S. Treasury bills, TIPS and cash, as applicable, which will be used as margin for each Fund’s trading in commodity futures contracts. The percentage that TIPS bears to the total net assets of each Fund varies from period to period as the market values of the commodity futures contracts change. The balance of the net assets of each Fund is held in its commodity trading account. Interest earned on each Fund’s interest-bearing funds will be paid to such Fund.
          Each Fund’s futures contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, such positions can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodities futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Fund from promptly liquidating its futures positions.
          Because each Fund will trade futures contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).
          Market Risk
          Trading in futures contracts involves each Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk to be associated with each Fund’s commitments to purchase commodities will be limited to the gross or face amount of the contracts held. However, should a Fund enter into a contractual commitment to sell commodities, it would be required to make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which the commodity can rise is unlimited, entering into commitments to sell commodity exposes a Fund to theoretically unlimited risk.
          Each Fund’s exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of each Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.
          Credit Risk
          When a Fund enters into futures contracts, the Fund is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to a Fund.
          The Managing Owner attempts to minimize these market and credit risks by requiring each Fund to abide by various trading limitations and policies, which include limiting margin accounts, trading only in liquid markets and permitting the use of stop-loss provisions. The Managing Owner has implemented procedures which include, but are not be limited to:
•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one commodity contract or all commodity contracts combined; and

•	generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions.
          The Clearing Broker, when acting as a Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures trading and the Clearing Broker is not allowed to commingle such assets with other assets of the Clearing Broker. In addition, CFTC regulations also require the Clearing Broker to hold in a secure account assets of each Fund related to foreign futures trading.
OFF-BALANCE SHEET ARRANGEMENTS
AND CONTRACTUAL OBLIGATIONS
          As of the date of this Prospectus, the Funds have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds. While each Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either a Fund’s or a Fund’s financial position.
          Each Fund’s contractual obligations are with the Managing Owner and the Funds’ services providers, including the Administrator, the Trustee and the Clearing Broker. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of each Fund’s Net Asset Value, as are fees paid to certain other service providers. However, the fees and expenses of certain service providers are not calculated based on a fixed percentage of a Fund’s net asset value. As such, the Managing Owner cannot anticipate with certainty the payments that will be required to be paid under these arrangements. These agreements generally are effective for one year terms, renewable automatically for additional one year terms unless terminated. However, these contracts may be terminated earlier by either party for various reasons.
INFORMATION BARRIERS BETWEEN THE
INDEX OVERSIGHT COMMITTEE AND
THE MANAGING OWNER’S PORTFOLIO
MANAGEMENT TEAM
          It is Jefferies Group, Inc.’s policy that procedures are implemented to prevent the improper sharing of information between different departments of the company. Specifically, the procedures discussed below create an information barrier between the personnel within Jefferies Group, Inc. who sit on the Index Oversight Committee, or the Committee Group, and other Jefferies Group, Inc.’s personnel of the Managing Owner who are involved in making portfolio management and trading decisions for the Fund, or Public Personnel, and also are intended to prevent the improper sharing of certain Index-related information to others who could act on the information to the detriment of the Fund. Effective information barriers between the Committee Group and Public Personnel will help ensure that Public Personnel may continue to trade in the futures contracts underlying each Index (otherwise, restrictions might apply regarding trading on nonpublic information under applicable law).
          As such, the information barriers erected under these procedures require the Committee Group to adhere to the following procedures:
          The Committee Group may not share any non-public, proprietary or confidential information concerning each Index. In particular, the Committee Group may not release any information concerning a change in the methodology of calculating each Index or a new composition of the Index to Public Personnel or others unless and until such information has been previously published by NYSE Arca, on Reuters, or Bloomberg under the symbols [___] and [___] and on the websites http://www.[___].com and http://www.[___].com, or any successor thereto.
          The Committee Group and Public Personnel may not coordinate or seek to coordinate decision-

making on the selection of each Index’s constituent instruments.
          The Committee Group also may not enter into any trades based on any non-public, proprietary or confidential information with respect to each Index.
          These procedures supplement and do not override policies and procedures concerning information barriers otherwise adopted by Jefferies Group, Inc. or any of its subsidiaries.
USE OF PROCEEDS
          A substantial amount of proceeds of the offering of the Shares of each Fund will be used by each Fund to engage in the trading of exchange-traded futures on its corresponding Index with a view to tracking the changes, whether positive or negative, in the level of the corresponding Index over time, less the expenses of the operations of the respective Fund. Each Fund’s portfolio also holds 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities, as applicable, for deposit with such Fund’s Clearing Broker as margin.
          To the extent, if any, that a Fund trades in futures contracts on United States exchanges, the assets deposited by such Fund with its Clearing Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.
          To the extent, if any, that a Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges will be invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”
          Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, each Fund estimates:
          (i) up to approximately [___]% of the net asset value of the Fund is placed in segregated accounts in the name of such Fund with the Clearing Broker (or another eligible financial institution, as applicable) in the form of cash, 3-month U.S. Treasury bills or
TIPS, as applicable, to margin positions of all commodities combined. Such funds are segregated pursuant to CFTC rules;
          (ii) approximately [___]% of the net asset value of the Fund is maintained in segregated accounts in the name of such Fund in bank deposits or United States Treasury and United States Government Agencies issues.
          The Managing Owner, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of each Fund, including investing in United States Treasury and United States Government Agencies issues.
          In addition, assets of each Fund not required to margin positions may be maintained in United States bank accounts opened in the name of such Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).
          Each Fund receives 100% of the interest income earned on its fixed income assets.
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CHARGES
          See “Summary — Breakeven Amounts” and “Summary — ‘Breakeven Table’” for additional breakeven related information.
          Management Fee
          Each Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to [0.75]% per annum of the daily net asset value of such Fund. The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.
          Organization and Offering Expenses
          Each Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the expenses incurred in connection with organizing such Fund as well as the expenses incurred in connection with the offering of such Fund’s Shares (whether incurred prior to or after the commencement of such Fund’s trading operations), subject to the Overall Expense Cap described below.
          Organization and offering expenses relating to the Funds means those expenses incurred in connection with its formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Funds or the offering of the Shares, including, but not limited to, expenses such as:
•	initial and ongoing registration fees, filing fees, escrow fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares;
•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.
          The Managing Owner will not allocate to the Fund the indirect expenses of the Managing Owner.
          The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be approximately $[___].
          Brokerage Commissions and Fees
          Each Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, collectively, Brokerage Expenses, subject to the Overall Expense Cap described below. On average, total charges paid to the Clearing Broker are expected to be less than [$___] per round-turn trade, although the Clearing Broker’s brokerage commissions and fees will be determined on a contract-by-contract basis.
Routine Operational, Administrative and Other Ordinary Expenses
          Each Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of such Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation fees and expenses, filing fees, and printing, mailing and duplication costs, subject to the Overall Expense Cap described below. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of each Fund will be approximately [___]% per annum of each Fund’s net asset value.
          Overall Expense Cap
          The Managing Owner has agreed to pay the expenses incurred in connection with organizing each Fund as well as the expenses incurred in connection with the offering of such Fund’s Shares (whether incurred prior to or after the commencement of such Fund’s trading operations), the Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of such Fund, which we refer to as Covered Expenses, to the extent that, in the aggregate, they exceed [0.25]% per annum of the daily net asset value of such Fund in any month, or the Overall Expense Cap. Any such amounts paid by the Managing Owner will be subject to reimbursement by such Fund, without interest. Any expense reimbursement payment during any month will be counted toward the [0.25]% per annum overall expense cap in respect of such month. If in any month a Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. . If a Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time.
          Extraordinary Fees and Expenses
          Each Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of itself. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.
Management Fee and Expenses to be Paid First out of Interest Income
          The Management Fee, all expenses incurred in connection with organizing each Fund as well as the expenses incurred in connection with the offering of Shares, Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of each Fund (including reimbursement payments to the Managing Owner) will be paid first out of interest income from each Fund’s holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities, as applicable, on deposit with the Clearing Broker as margin or otherwise.
          To the extent interest income is not sufficient to cover the fees and expenses of a Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.
          Selling Commission
          Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which any Initial Purchaser or an Authorized Participant sells a Share over the price paid by the Initial Purchaser or such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the Financial Industry Regulatory Authority, or FINRA, Corporate Financing Department.
WHO MAY SUBSCRIBE
          Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in each Fund will be created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Funds and the Managing Owner, or a Participant Agreement. Each Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.
CREATION AND REDEMPTION OF SHARES
          Each Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of [50,000] Shares. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in each Fund will be created by the Initial Purchaser. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $[___] in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.
          Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Funds and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to [___] or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $[___] per order to create or redeem Baskets. Authorized Participants who purchase Baskets from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.
          Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, or the Securities Act, as described in “Plan of Distribution.”
          Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934, or the Exchange Act, and regulated by the FINRA, or is exempt from being, or otherwise is not required to be, so regulated or registered, and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
          Authorized Participants may act for their own accounts or as agents for broker dealers, custodians and other securities market participants that wish to create or redeem Baskets.
          Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.
          Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the Funds’ assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.
          The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Declaration of Trust and the form of Participant Agreement for more detail. The Declarations of Trust and the form of Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.
          Creation Procedures
          On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by [1:00] p.m., New York time. The day on which the Managing Owner receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized

Participant’s DTC account will be charged the non refundable transaction fee due for the purchase order.
          Determination of required payment
          The total payment required to create each Basket is the net asset value of [50,000] Shares of the applicable Fund as of the closing time of the NYSE Arca or the last to close of the exchanges on which its futures contracts are traded, whichever is latest, on the purchase order date. Baskets are issued as of noon, New York time, on the Business Day immediately following the purchase order date at the applicable net asset value per Share as of the closing time of the NYSE Arca or the last to close of the exchanges on which the corresponding Fund’s futures contracts are traded, whichever is latest, on the purchase order date, but only if the required payment has been timely received.
          Because orders to purchase Baskets must be placed by [1:00] p.m., New York time, but the total payment required to create a Basket will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The net asset value of a Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.
          Rejection of purchase orders
          The Managing Owner may reject a purchase order if:
•	It determines that the purchase order is not in proper form;

•	The Managing Owner believes that the purchase order would have adverse tax consequences to either Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.
          The Managing Owner will not be liable for the rejection of any purchase order.
          Redemption Procedures
          The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by [1:00] p.m., New York time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from a Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of [50,000] and only through an Authorized Participant.
          By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non refundable transaction fee due for the redemption order.
          Determination of redemption proceeds
          The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets of such Fund requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the last to close of the exchanges on which such Fund’s corresponding Fund’s futures contracts are traded, whichever is latest, on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.
          Delivery of redemption proceeds
          The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the

Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Managing Owner will also be authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.
Suspension or Rejection of Redemption Orders
          In respect of either Fund, the Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
          The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.
          Creation and Redemption Transaction Fee
          To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee of $[___] per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing
Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

          Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.[___].com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.
THE COMMODITY BROKERS
          A variety of executing brokers will execute futures transactions on behalf of each Fund. Such executing brokers give-up all such transactions to [___], a Delaware corporation, which will serve the clearing broker, or Clearing Broker, for each Fund. In its capacity as clearing broker, the Clearing Broker will clear (and may execute from time-to-time) each of the futures transactions of each of the Funds and perform certain administrative services for each of the Funds. [___] is also registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.
          [There is no litigation pending regarding [___] that would materially adversely affect its ability to carry on its commodity futures, foreign exchange futures and options brokerage business.]

          Additional or replacement Clearing Brokers may be appointed in respect of a Fund in the future.
CONFLICTS OF INTEREST
          General
          The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Funds.
          Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of a Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.
          The Managing Owner
          The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Funds, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Funds consistent with its or their respective fiduciary duties to the Funds and others.
          The Clearing Broker
          The Clearing Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Clearing Broker from such accounts may be more or less than the compensation received for brokerage services provided to each Fund. In addition, various accounts traded through the Clearing Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of each Fund or may compete with each Fund for the same positions. The Clearing Broker may have a conflict of interest in its execution of trades for each Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for a Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over a Fund with respect to the execution of commodity trades.
          The Clearing Broker will benefit from executing orders for other clients, whereas each Fund may be harmed to the extent that the Clearing Broker has fewer resources to allocate to such Fund’s accounts due to the existence of such other clients.
          Certain officers or employees of the Clearing Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of a Fund.
          Proprietary Trading/Other Clients
          The Managing Owner, its affiliates, and its and their trading principals may trade in the commodity and foreign exchange markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by a Fund or may compete with a Fund for positions in the marketplace. Among other things, the Managing Owner’s trading principals may trade in the commodity or foreign exchange markets on behalf of affiliates of the Managing Owner and for the accounts of other clients. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to each Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.
          Because the Managing Owner, its affiliates, and its and their trading principals and affiliates may trade for their own or other client accounts at the same time that they are managing the account of each Fund, prospective investors should be aware that — as a result of, among other things, a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in proprietary accounts or other client accounts which are opposite, or ahead of, the positions taken for a Fund.
Thomson Reuters/Jefferies CRB Index Oversight Committee
          The Thomson Reuters/Jefferies CRB Index Oversight Committee reviews and modifies the operation and calculation of both Indexes and procedures relating thereto, and reviews proposals by

Jefferies or Thomson Reuters to modify the Indexes. The Committee is comprised of persons, appointed by Jefferies, Thomson Reuters and the [Board of Trade of the City of New York, Inc.] The Index Oversight Committee has a significant degree of discretion with regard to the operation and calculation of the Indexes and may exercise its discretion, as it deems appropriate. The members of the Index Oversight Committee that are appointed by Jefferies may have a conflict of interest in the performance of their duty to the Index Oversight Committee which could compel such individuals to act in the best interest of Jefferies and Thomson Reuters to the detriment of a Fund.
Transactions by the Managing Owner and its affiliates involving the Index Commodities
          The Managing Owner’s affiliate Jefferies Financial Products, LLC, or JFP, is the designer of the construction and methodology for each Index, and JFP’s personnel serve on the Index Oversight Committee. The Managing Owner, JFP and their affiliates may from time-to-time engage in long or short transactions involving the Index Commodities (and/or sub-components thereof) for their proprietary accounts and for accounts under their management, and they also may enter into certain instruments with customers, such as long or short swaps and options, based on the value of the Index or its components. These activities may involve fees that are the same as, higher than or lower than the fees payable by a Fund to the Managing Owner. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Index and/or the Fund. Notwithstanding the above, the activities of JFP and its affiliates will be subject to the information barriers described above See “Information Barriers Between the Index Oversight Committee and the Managing Owner’s Portfolio Management Team” on page 47.
          In implementing a Fund’s investment strategy, the Managing Owner may use certain techniques or methodologies used by the Managing Owner’s affiliates. The Managing Owner’s affiliates may change or discontinue operation of their trading techniques and methodologies at any time without regard for any effect on a Fund.
Transactions by the Index Calculation Agent involving the Index Commodities
          The Index Calculation Agent and their affiliates may from time-to-time engage in transactions involving the Index Commodities (and/or sub-
components thereof) for their proprietary accounts and for accounts under their management. Such transactions may have a positive or negative effect on the value or level of the Index Commodities (and/or sub-components thereof) and consequently upon the Index Levels, and in engaging in such transactions, none of the Index Calculation Agent nor any of their affiliates will be under any obligation to act in the interests of users of the Index and/or parties exposed to products referencing the Index.
Index Calculation Agent Acting in Other Capacities
          The Index Calculation Agent and its affiliates may from time-to-time act in multiple capacities with regard to the Index or any products referencing the Index. Potential conflicts of interest may exist between the Index Calculation Agent and its affiliates and any users of the Index and/or parties exposed to products referencing the Index.
Issuing of other derivative instruments in respect of the Index Commodities
          JFP and its affiliates may issue derivative instruments in respect of the Index or Index Commodities (and/or sub-components thereof) and the introduction of such products into the marketplace may affect the Index Levels.
Market-Making for Futures Contracts Linked to an Index or to the Index Commodities
          JFP currently acts as a market maker with respect to the [Thomson] Reuters Jefferies/CRB Index futures contracts (symbol: CR) that trades on the ICE Futures U.S. JFP and its affiliates may, in certain cases, act as a market-maker or sponsor for additional futures contracts linked to an Index or to the Index Commodities (or sub-components thereof). By such sponsoring or market-making, such entity may, to some extent, determine the price of an Index or the Index Commodities (or sub-components thereof), and consequently influence the Index Levels. The prices quoted by the JFP or its affiliates in its sponsoring or market-making function will not always correspond to the prices which would have prevailed without such sponsoring or market-making and in a liquid market.
Obtaining of non-public information with respect to the Index
          The Managing Owner, the Index Calculation Agent and/or its or their respective affiliates may acquire non-public information with respect to the

Index Commodities (or sub-components thereof), and none of them undertakes to disclose any such information to any user of the Index. In addition, one or more of such parties may publish research reports with respect to the Index Commodities (or sub-components thereof). Such activities could present conflicts of interest and may affect the Index Level.
DESCRIPTION OF THE SHARES; THE
FUNDS; CERTAIN MATERIAL TERMS OF
THE DECLARATIONS OF TRUST
          The following summary describes in brief the Shares and certain aspects of the operation of each Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Funds and the material terms of the Declarations of Trust, each of which are substantially identical except as set forth below. Prospective investors should carefully review the Forms of Declarations of Trust filed as exhibits to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the applicable Declaration of Trust.
          Description of the Shares
          Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The Shares of each Fund will be listed on the NYSE Arca under the following symbols:
•	Jefferies TR/J CRB Commodity Index ETF — CRB and

•	Jefferies Commodity Real Return ETF — RRET.
          The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of [50,000] Shares, or Baskets. Individual Shares may not be purchased or redeemed from each Fund. Shareholders that are not Authorized Participants may not purchase from each Fund or redeem Shares or Baskets.
          Principal Office; Location of Records
          Each of the Funds is organized as a statutory trust under the Delaware Statutory Trust Act. The Funds are managed by the Managing Owner, whose office is located at One Station Place, Three North, Stamford, CT 06902, telephone: (203) 708-6500.
          The books and records of each Fund are maintained as follows: Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by [___], [___], telephone number (-) [___]. All other marketing materials, books and records of each Fund (including minute books and other general corporate records, trading records and related reports and other items received from each Fund’s Clearing Brokers) are maintained at each Fund’s principal office, c/o Jefferies Commodity Investment Services, LLC, One Station Place, Three North, Stamford, CT 06902; telephone number (203) 708-6500.
          The books and records of each Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders of such Fund or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Fund during regular business hours as provided in the Declarations of Trust. The Managing Owner will maintain and preserve the books and records of each Fund for a period of not less than six years.
          The Funds
          The Funds are organized as statutory trusts under the Delaware Statutory Trust Act, and are operated in a manner such that each Fund is liable only for obligations attributable to such Fund and Shareholders of a Fund are not subject to the losses or liabilities of the other Fund. If any creditor or Shareholder in a Fund asserted against such Fund a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder would only be able to recover money from that particular Fund and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund and against the Managing Owner and its assets, and not against the other Fund generally or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Funds for the purchase of Shares.
          No special custody arrangements are applicable to a Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund. The Trustee’s only duties are to satisfy the requirements of the Delaware Statutory Trust Act that a Delaware statutory trust have at least one trustee with its principle place of business in Delaware. The Declaration of Trust provides that the management authority with respect to the Funds is vested directly in the Managing Owner.
          Although Shares in a Fund need not carry any voting rights, the Declaration of Trust of each Fund gives its Shareholders voting rights in respect of the business and affairs of such Fund comparable to those typically extended to limited partners in publicly-offered futures funds.
          The Trustee
          Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of each Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Funds are limited to its express obligations under the Declarations of Trust.
          The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the applicable Declaration of Trust.
          The Trustee will serve in a passive role as the sole trustee of the Funds in the State of Delaware. The Trustee will accept service of legal process on the Funds in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. To the fullest extent permitted by applicable law, the Trustee does not owe any other duties to the Funds, the Managing Owner or the Shareholders of
either Fund. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Funds, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each of the Declarations of Trust provides that the Trustee is compensated by each Fund, as appropriate, and is indemnified by each Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Declarations of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.
          Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Funds and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Declaration of Trust.
          Under each Declaration of Trust, the Managing Owner has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day to day management of the business and operations of the Funds, other than certain limited voting rights as set forth in each Declaration of Trust. In the course of its management of the business and affairs of the Funds, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Funds, as appropriate.

          Because the Trustee has no management authority with respect to the Fund it is not registered in any capacity with the CFTC.
The Managing Owner
Background and Principals
          Jefferies Commodity Investment Services, LLC, a Delaware limited liability company, is the Managing Owner of each Fund. The Managing Owner will serve as both commodity pool operator and commodity trading advisor of each Fund. The Managing Owner will be registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and will be a member of the NFA, pending final approval of its registration with the NFA. Its principal place of business is One Station Place, Three North, Stamford, CT 06902, telephone number (203) 708-6500.
          In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.
Principals and Key Employees
          The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Capacity

Adam C. De Chiara	Co-President
Bradford L. Klein	Co-President
Peregrine C. Broadbent	Executive Vice President & Chief Financial Officer
Michael S. Sheehy	Senior Vice President & Chief Compliance Officer
Todd Streichler	Managing Director, Finance
Michael S. Kaplan	Managing Director, Operations

          Jefferies Group, Inc. is also a principal of the Managing Owner.
          The Managing Owner is managed by a Board of Directors. The Board of Directors is comprised of Adam C. De Chiara, Bradford L. Klein and Peregrine C. Broadbent.
          Satyanarayan (“Satch”) R. Chada, Andrew Kaplan and Patricia S. Rube are non-trading principals of the Managing Owner.
          Adam C. De Chiara joined the Managing Owner in 2009, and serves as Co-President with responsibility for supervising the portfolio management team. Mr. De Chiara has been a principal and associated person of the Managing Owner since December 11, 2009 and December 22, 2009, respectively, and has been a member of the NFA since December 22, 2009. Since November 2003, Mr. De Chiara has served as Co-President of two affiliates of the Managing Owner: Jefferies Asset Management, LLC, or JAM, an investment adviser registered with the SEC, a commodity trading adviser registered with the CFTC and member of the NFA; and JFP. JFP conducts proprietary commodity futures trading, and engages in OTC commodity swap, option and OTC foreign exchange transactions with institutional counterparties and hedges those swaps and OTC foreign exchange transactions by trading in the OTC and futures markets. Since April 2008, Mr. De Chiara has served as portfolio manager for JAM’s Commodity Division. At JFP, Mr. De Chiara engages in activities such as senior level product development, marketing and other strategic initiatives; he generally does not play an active role in JFP’s trading activities. He received his A.B. in History and Economics from Harvard University where he was elected to Phi Beta Kappa and received his J.D. (with honors) from Harvard Law School. Mr. De Chiara also serves on the Executive Committee, an advisory committee to senior management of Jefferies Group, Inc. and its affiliates.
          Bradford L. Klein joined the Managing Owner in 2009, and serves as Co-President. Mr. Klein has been a principal of the Managing Owner since December 11, 2009. Since November 2003, Mr. Klein has served as Co-President of JAM and JFP. Mr. Klein graduated with honors from George Washington University in Washington, D.C. in 1984 with a Bachelors Degree in finance. Mr. Klein also serves on the Executive Committee, an advisory committee to senior management of Jefferies Group, Inc. and its affiliates.
          Michael S. Kaplan is the Managing Director of Operations for the Managing Owner. Mr. Kaplan has been a principal of the Managing Owner since December 11, 2009. Since January 2004, Mr. Kaplan has served as Director of Operations of JAM and JFP. He graduated with honors from Lehigh University in 1978 with a Bachelors Degree in Management.
          Todd Streichler is the Managing Director of Finance for the Managing Owner. Mr. Streichler has been a principal of the Managing Owner since December 11, 2009. Since January 2004, Mr. Streichler has served as Director of Finance of JAM and JFP. Mr. Streichler is a graduate of the University of Buffalo and received an MBA from St. John’s University.
          Michael S. Sheehy is the Senior Vice President & Chief Compliance Officer for the Managing Owner. Mr. Sheehy has been a principal of the Managing Owner since December 11, 2009. Since July 2007, Mr. Sheehy has served as Vice President and Chief Compliance Officer of JAM and JFP. From February 2006 to July 2007, Mr. Sheehy was an associate at Cobb & Associates LLC (formerly Cobb & Eisenberg LLC) where he counseled investment advisers, broker dealers and private investment funds on compliance, securities, tax and other legal and regulatory issues. From September 2003 through February 2006, he was an associate in the business practice group at Wiggin and Dana LLP. Mr. Sheehy received an A.B. in History from Brown University in 1998, and a J.D. (with honors) from the University of Connecticut School of Law in 2002 where he was a member of the Connecticut Law Review.
          Peregrine C. Broadbent is the Executive Vice President and Chief Financial Officer for the Managing Owner. Mr. Broadbent has been a principal of the Managing Owner since December 11, 2009. Since November 2007, Mr. Broadbent has been Executive Vice President and Chief Financial Officer for Jefferies & Company, Inc., a registered broker-dealer, and Jefferies Group, Inc. (NYSE: JEF). Prior to joining Jefferies, Mr. Broadbent was employed by Morgan Stanley for 16 years, including serving as Managing Director, Head of Institutional Controllers (Fixed Income, Equity and Investment Banking) of Morgan Stanley since November 2003 and was Morgan Stanley’s Managing Director, Head of Fixed Income Infrastructure (Operations and Controllers) from March 2002 through November 2003. Mr. Broadbent is a Chartered Accountant in the United Kingdom.
          Jefferies Group, Inc., which controls numerous operating companies including the Managing Owner, Jefferies Commodity Services, LLC, Jefferies & Company, Inc. and various other U.S. and foreign regulated financial institutions, has been a principal of the Managing Owner since December 15, 2009.
          Satyanarayan (“Satch”) R. Chada will be a principal of the Managing Owner, pending final approval by the NFA.
          Andrew Kaplan is a listed principal of the Managing Owner since December 11, 2009.
          Patricia S. Rube will be a principal of the Managing Owner, pending final approval by the NFA.
Fiduciary and Regulatory Duties of the Managing Owner
          An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting each Fund.
          As managing owner of each Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting each Fund, consistent with the terms of the Declarations of Trust. A form of each of the Declarations of Trust is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of each Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of each Fund, as set forth herein and in the Declarations of Trust (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).
          The Declarations of Trust provide that the Managing Owner and its affiliates shall have no liability to the Fund or to any Shareholder for any loss suffered by each Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund, as applicable, and such course of conduct did not constitute gross negligence or willful misconduct by the Managing Owner Related Parties. Each Fund has agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to each Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund, as applicable.
          Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of each Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such statutory trust for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.
          Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Clearing Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.
          There are substantial and inherent conflicts of interest in the structure of each Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Funds. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.
          The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.
Ownership or Beneficial Interest in the Funds
          The Managing Owner has made and expects to maintain an aggregate investment of $[___] in each Fund. No principal has an ownership or beneficial interest in either Fund.
Management; Voting by Shareholders
          The Shareholders of each Fund take no part in the management or control, and have no voice in the operations or the business of such Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Funds, and may amend the Declaration of Trust of each Fund, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Funds. The owners of [10%] of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Declaration of Trust to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in each Fund, are non-voting.
          The Managing Owner has the right unilaterally to amend the Declaration of Trust of either Fund provided that any such amendment is for the benefit of and not adverse to the Shareholders of such Fund or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements or in response to regulatory changes (including, but not limited to, proposals by regulatory bodies, self-regulatory organizations, legislative bodies or any other applicable lawmaking, rulemaking or similar body), such as, but not limited to, adverse changes in speculative positions limits applicable to the Fund’s Index Commodities.
Recognition of the Funds in Certain States
          A number of states do not have “statutory trust” statutes such as that under which the Funds have been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Declarations of Trust provide that no written obligation may be undertaken by any Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each Fund indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner.
Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders
          The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Declaration of Trust.
In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders of each Fund agree in the applicable Declaration of Trust that they will indemnify such Fund for any harm suffered by it as a result of
•	Shareholders’ actions unrelated to the business of such Fund, or

•	taxes separately imposed on the Fund by any state, local or foreign taxing authority.
          The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders of a Fund indemnifying such Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of a Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.
Shares Freely Transferable
          The Shares of each Fund will trade on the NYSE Arca and provide institutional and retail investors with direct access to each Fund. Each Fund trades with a view of tracking either the TR/J CRB Index or the Forward Index, as applicable, over time, less expenses. Each Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange listed security.
Book-Entry Form
          Individual certificates will not be issued for the Shares. Instead, global certificates will be deposited by the Managing Owner with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under each Fund’s Declaration of Trust, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies, or DTC Participants, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, or Indirect Participants, and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.
Reports to Shareholders
          The Managing Owner will furnish you with an annual report of each Fund in which you invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities each Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.[          ].com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.
          The Managing Owner will notify Shareholders of any change in the fees paid by the Funds or of any material changes to either Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Managing Owner’s website at http://www.[          ].com. Any such notification will include a description of Shareholders’ voting rights.
Net Asset Value
          Net asset value, in respect of a Fund, means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open futures contracts, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. All open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, are be based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of a Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on any Fund’s foreign exchange futures brokerage account will be accrued at least monthly. The amount of any distribution will be a liability of such Fund from the day when the distribution is declared until it is paid.
          Net asset value per Fund Share, in respect of a Fund is the net asset value of the Fund divided by the number of its outstanding Fund Shares.
Termination Events
          A Fund will dissolve at any time upon the happening of any of the following events:
•	The filing of a certificate of dissolution or revocation of the Managing Owner’s charter

(and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of a Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value of each Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Declaration of Trust. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders of the Funds shall be bound thereby and continue as Shareholders of series of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of a Fund, as the case may be.

•
In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated.

•	A Fund, as the case may be, becomes insolvent or bankrupt.

•
The Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve a Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•
The determination of the Managing Owner that the aggregate net assets of a Fund in relation to the operating expenses of such Fund make it unreasonable or imprudent to continue the business of such Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Fund because the aggregate net asset value of the Fund as of the close of business on any business day declines below $10 million.

•	Either Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.
DISTRIBUTIONS
          The Managing Owner has discretionary authority over all distributions made by each Fund. To the extent that a Fund’s actual and projected interest income from its holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities, as applicable, exceeds the actual and projected fees and expenses of the applicable Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.
THE ADMINISTRATOR
     The Funds have appointed [          ] as the administrator of each Fund and has entered into an Administration Agreement in connection therewith.
          Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from [          ] by calling the following number: (-) [          ]. A

copy of the Administration Agreement is available for inspection at The [          ]’s trust office identified above.
          The Administrator will retain, separately for each Fund, certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o [          ], [          ], telephone number (-) [          ].
          A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.
          The Funds will pay to the Administrator up to [          ] of administration fees, monthly in arrears. If the monthly administration fees exceed [     ], the amount above [     ] will be paid to by the Managing Owner.
          The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.
          The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.
          The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $[___] per order. These transaction processing fees are paid by the Authorized Participants and not by any Fund.
          Each Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and its Shareholders.
[THIRD PARTY PROVIDERS — TBD]
THE SECURITIES DEPOSITORY; BOOK-
ENTRY ONLY SYSTEM; GLOBAL SECURITY
          DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by laws and the requirements of law.
     Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Trustee and the Managing Owner on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Managing Owner individually.
     Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.
     Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.
          Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.
          DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares of each Fund by giving notice to the Managing Owner. Under such circumstances, the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.
          The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.
SHARE SPLITS
          If the Managing Owner believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Managing Owner may declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares of such Fund constituting a Basket.
MATERIAL CONTRACTS
Brokerage Agreement
          The Clearing Broker and each Fund have entered into a brokerage agreement with respect to each Fund, each a Brokerage Agreement. As a result the Clearing Broker:
•	acts as the clearing broker;

•	acts as custodian of each Fund’s assets; and

•	performs such other services for each Fund as the Managing Owner may from time-to-time request.
          As clearing broker for each Fund, the Clearing Broker receives orders for trades from the Managing Owner.
          Confirmations of all executed trades are given to each Fund by the Clearing Broker. Each Brokerage Agreement incorporates the Clearing Broker’s standard customer agreements and related documents, which generally include provisions that:
•	all funds, futures and open or cash positions carried for each Fund are held as security for each respective Fund’s obligations to the Clearing Broker;

•	the margins required to initiate or maintain open positions are as from time-to-time established by the Clearing Broker and may exceed exchange minimum levels; and

•	the Clearing Broker may close out positions, purchase futures or cancel orders at any time it deems necessary for its protection, without the consent of the Fund.
          As custodian of each Fund’s assets, the Clearing Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by each Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of each Fund.
          Administrative functions provided by the Clearing Broker to each Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.
          As long as a Brokerage Agreement between the Clearing Broker and each Fund, is in effect, the Clearing Broker will not charge any Fund a fee for any of the services it has agreed to perform, except for the agreed upon brokerage fee.

          Each Brokerage Agreement is not exclusive and runs for successive one year terms to be renewed automatically each year unless terminated. The Brokerage Agreement is terminable by each Fund, or the Clearing Broker without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change to a Fund’s financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).
          Each Brokerage Agreement provides that neither the Clearing Broker nor any of its managing directors, officers, employees or affiliates will be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by each Fund other than as a result of the Clearing Broker’s gross negligence or reckless or intentional misconduct or breach of such agreement.
Administration Agreement
          Pursuant to the Administration Agreement among each Fund and the Administrator, the Administrator will perform or supervises the performance of services necessary for the operation and administration of each Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.
          The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement with respect to a Fund upon 30 days’ prior written notice if the Fund and/or Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.
          The Administrator is both exculpated and indemnified under the Administration Agreement.
          Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by any Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Funds or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.
          Subject to limitations, the Funds will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by any Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for any Fund, or arising out of transactions or other activities of any Fund which occurred prior to the commencement of the Administration Agreement; provided, that neither Fund will indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of each of each Fund and their respective successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, each Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund; (ii)

action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of each Fund or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for any Fund or its own counsel; (iv) any improper use by any Fund or their respective agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by any Fund.
          Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Funds or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.
          Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify any Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to any; (b) the taxable nature or effect on any Fund or their shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by each Fund to their respective shareholders; or (d) the effect under any federal, state, or foreign income tax laws of each Fund making or not making any distribution or dividend payment, or any election with respect thereto.
Global Custody Agreement
          [          ] will serve each Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Funds, on their own behalf and the Custodian, or Custody Agreement, the Custodian will serve custodian of all securities and cash at any time delivered to Custodian by each respective Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and maintains one or more securities accounts and cash accounts for each Fund pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of each Fund.
          Each Fund, independently, and the Custodian may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the applicable Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as each Fund, gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to each Fund, such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.
          The Custodian is both exculpated and indemnified under the Custody Agreement.
          Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against any Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by any Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to any Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.
          Each Fund, as applicable, will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of each Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of each Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.
          Each Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by any Fund; provided however, that each Fund, as applicable, will not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of each Fund, as applicable, their successors and assigns, notwithstanding the termination of the Custody Agreement.
Transfer Agency and Service Agreement
          [          ] will serve each Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between each Fund, and the
Transfer Agent, the Transfer Agent will serve each Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.
          The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to a specific Fund) at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:
•
Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Funds, its obligations to compensate the Transfer Agent, provided that the non breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•
Each Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate any Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of any of the Funds.

          The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.
          Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and each applicable Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:
•	All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement,

provided that such actions are taken without gross negligence, or willful misconduct.

•	The Fund’s gross negligence or willful misconduct.

•	The breach of any representation or warranty of the Fund thereunder.

•
The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by any Fund or any other person or firm on behalf of a Fund including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of each Fund.

•
The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Distribution Services Agreement
          [     ] provides certain distribution services to each Fund. Pursuant to the Distribution Services Agreement between the Funds, as amended from time-to-time, with respect to each Fund, and [     ], [     ] assists the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials.
          The date of the Distribution Services Agreement is the effective date and such Agreement will continue until two years from such date and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Managing Owner with respect to each Fund or otherwise as provided under the Distribution Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty days’ written notice by the Managing Owner of each Fund (with
respect to any individual Fund) or by [     ]. The Distribution Services Agreement will automatically terminate in the event of its assignment.
          Pursuant to the Distribution Services Agreement, each Fund will indemnify [     ] as follows:
          Each Fund indemnifies and holds harmless [     ] and each of its directors and officers and each person, if any, who controls [     ] within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expenses and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, statement of additional information, Shareholder reports or other information filed or made public by each respective Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the Securities Act or any other statute or the common law. However, the Funds do not indemnify [     ] or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to each respective Fund by or on behalf of [     ]. In no case
•
is the indemnity of each Fund in favor of [     ] or any person indemnified to be deemed to protect [     ] or any person against any liability to each Fund or its security holders to which [     ] or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Services Agreement, or

•
is any Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against [     ] or any person indemnified unless [     ] or the person, as the case may be, will have notified the applicable Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims will have been served upon [     ] or any such person (or after [     ] or such person will have received notice of service on any designated agent).

          However, failure to notify each Fund of any claim will not relieve each Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement described herein. Each Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if any Fund elects to assume the defense, the defense will be conducted by counsel chosen by such Fund. In the event any Fund elects to assume the defense of any suit and retain counsel, [___], officers or directors or controlling person(s), defendant(s) in the suit, will bear the fees and expenses of any additional counsel retained by them. If no Fund elects to assume the defense of any suit, it will reimburse [___], officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. Each Fund agrees to notify [___] promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.
          Marketing Agreement
          [___] provides certain marketing services to each Fund. Pursuant to the Marketing Agreement between the Managing Owner on behalf of each Fund and [___] assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding each Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating each Fund’s name, characteristics, uses, benefits, and risks, consistent with the prospectus. [___] does not open or maintain customer accounts or handle orders for the Funds. [___] engages in public seminars, road shows, conferences, media interviews, field incoming telephone “800” number calls and distribute sales literature and other communications (including electronic media) regarding each Fund.
          The effective date of the Marketing Agreement is the effective date of the registration statement and such Marketing Agreement will continue until terminated. The Marketing Agreement is terminable upon written notice by the Managing Owner of each Fund (with respect to any individual Fund) or by [___]. The Marketing Agreement may be terminated upon 30 days’ prior written notice for cause as provided under the Marketing Agreement or upon 90 days’ prior written notice as provided under the Marketing Agreement.
          The Marketing Agreement may not be assigned without the prior written consent of the parties to the Marketing Agreement.
          Pursuant to the Marketing Agreement, each party to this Agreement will indemnify and hold harmless the other parties to this Agreement against all losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit arising out of or in connection with the indemnifying party’s failure to comply with applicable laws, rules and regulations in connection with performing its obligations under the Marketing Agreement; negligence or willful misconduct in carrying out its duties and responsibilities under the Marketing Agreement; or material breach of the terms of the Marketing Agreement. The indemnities granted by the parties in the Marketing Agreement will survive the termination of the Marketing Agreement. Additionally, the Managing Owner will indemnify [___] and hold [___] harmless from any losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit arising out of or in connection with any sales materials relating to each Fund provided by the Managing Owner to [___].
          [___] will not perform any marketing in respect of any Fund prior to [___]’ receipt of written notice from the Managing Owner that this registration statement has been declared effective by the SEC.
MATERIAL U.S. FEDERAL INCOME TAX
CONSIDERATIONS
          The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:
•	dealers in securities, commodities or currencies;

•	financial institutions;

•	regulated investment companies (“RICs”), other than the status of the Funds as qualified publicly traded partnerships (“qualified PTPs”) within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.
          Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.
          A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.
          A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.
          If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.
          No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service (the “IRS”) or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.
Status of the Funds
          Under current law and assuming full compliance with the terms of its applicable Declaration of Trust and applicable law (and other relevant documents), in the opinion of Sidley Austin LLP, each Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, neither of the Funds will be a taxable entity for U.S. federal income tax purposes and neither of the Funds will incur U.S. federal income tax liability.
Special Rules for Publicly Traded Partnerships
          A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90%

or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as each Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.
          There can be no assurance that the IRS will not assert that the Funds should be treated as publicly traded partnerships taxable as corporations. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of either Fund for U.S. federal income tax purposes or whether either Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether either Fund will continue to meet the qualifying income exception is a matter that will be determined by each Fund’s operations and the facts existing at the time of future determinations. However, each Fund’s Managing Owner will use its reasonable efforts to cause each Fund to operate in such manner as is necessary for each Fund to meet the qualifying income exception.
          If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders in the Fund, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if a Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares of the Fund, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares in the Fund.
          The discussion below is based on Sidley Austin LLP’s opinion that each Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.
U.S. Shareholders
          Treatment of Fund Income
          A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder in a Fund will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year will end on December 31 unless otherwise required by law. Each Fund will use the accrual method of accounting.
          Shareholders in a Fund will take into account their share of ordinary income realized by the Fund from accruals of interest on TIPS or U.S. Treasury bills held in the Fund’s portfolio. Each Fund may hold TIPS, U.S. Treasury bills or other debt instruments, as applicable, with “acquisition discount” or “original issue discount”, in which case Shareholders in the Fund will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire debt instruments with “market discount.” Upon disposition of market discount obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders in a Fund will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund. Shareholders in the Jefferies Real Return ETF will also be required to include as ordinary income their share of any inflation-adjusted increase in the principal of TIPS held by the Fund.

Potential investors should consult their tax advisors regarding the tax consequences of the Jefferies Real Return ETF’s investment in TIPS.
          It is expected that a substantial portion of the futures on the Index Commodities will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. With the exception of futures traded on certain exchanges, including the LME, discussed below, it is expected that the futures on the Index Commodities held by the Funds will constitute Section 1256 Contracts. Section 1256 Contracts held by a Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.
          Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders in a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.
          Any futures on Index Commodities held by a Fund which are not classified as Section 1256 Contracts (e.g., futures on aluminum and nickel which trade on the LME) will not be subject to the special tax rules discussed above. Since such futures are not subject to the year end “mark-to-market” rules of Section 1256 described above, long-term or short-term capital gains and losses with respect to such futures will only be recognized by a Fund when such futures positions are assigned or closed (by offset or otherwise). The applicable holding period for qualification for long-term capital gain or loss treatment for the commodity futures held by a Fund which are not Section 1256 Contracts is more than six months (rather than the more than one year holding period applicable to other capital assets).
          In addition to the futures on the Index Commodities, a Fund may also invest in other futures contracts, forward agreements, swaps or other OTC derivatives as described above under “Investment Objectives of the Funds”. A Fund’s investment in these other futures contracts, forward agreements, swaps or other OTC derivatives may have various tax consequences, requiring Shareholders in the Fund to recognize ordinary income or loss or capital gain or loss. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Funds.
          Allocation of a Fund’s Profits and Losses
          For U.S. federal income tax purposes, a Shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items will be determined by the applicable Declaration of Trust, unless an allocation under the Declaration of Trust does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Declaration of Trust should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in a Fund.
          If the allocations provided by the Declaration of Trust were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders in a Fund for U.S. federal income tax purposes under the Fund’s Declaration of Trust could be increased or reduced or the character of the income or loss could be modified or both.

          As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in the Fund in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders in a Fund.
          Monthly Allocation and Revaluation Conventions
          In general, each Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in the Fund in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.
          Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.
          The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.
          In addition, for any month in which a creation or redemption of Shares in a Fund takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders in the Fund with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders in the Fund to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the Shareholders that economically have earned such gain or loss.
          As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the corresponding Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.
          The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept a

Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders in the Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders in the Fund. The Managing Owner of each Fund is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.
          Section 754 Election
          Each Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by a Fund will generally have the effect of requiring a purchaser of Shares in the Fund to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.
          The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, assuming a Fund makes the election under Section 754 of the Code, it is expected that the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.
          In order to make the basis adjustments permitted by Section 754, each Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. Each Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that any Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that any Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares.
          Constructive Termination
          A Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all Shareholders in the Fund. In the case of a Shareholder reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. A Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.
          Treatment of Distributions
          Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a Shareholder in the Fund only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “— Disposition of Shares” below).

          Creation and Redemption of Baskets
          Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If a Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders in the Fund. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.
          Disposition of Shares
          If a U.S. Shareholder transfers Shares of a Fund and the transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.
          Tax Basis in Shares
          A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S.
Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.
          Limitations on Interest Deductions
          The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.
          Organization, Syndication and Other Expenses
          In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations (which limitations are reduced through 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:
•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.
     In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to such U.S. Shareholder with respect to a Fund that exceeds the amount of cash actually distributed to the U.S. Shareholder for the year. It is anticipated that management fees each Fund will pay will constitute miscellaneous itemized deductions.
          Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. Each Fund intends to make a 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.
          Passive Activity Income and Loss
          Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Regulations, income or loss from a Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders in a Fund will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.
          Transferor/Transferee Allocations
          In general, a Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.
          Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.
          If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders in the Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. Each Fund’s Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).
          Reporting by each Fund to its Shareholders
          Each Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from TIPS and U.S. Treasury bills, short-term and long-term capital gain or loss with respect to the futures contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.
          Each Shareholder, by its acquisition of Shares of a Fund, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and the other information and forms as may be reasonably requested by the Fund for purposes of complying with its tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.
          Given the lack of authority addressing structures similar to that of the Funds, it is not certain that the IRS will agree with the manner in which tax reporting by the Funds will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by the Funds and any nominee will be undertaken.
          Audits and Adjustments to Tax Liability
          Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.
          Pursuant to the governing documents, the Managing Owner will be appointed the “tax matters partner” of each Fund for all purposes of the Code. The tax matters partner, which is required by the Fund’s Declaration of Trust to notify all U.S. Shareholders of any U.S. federal income tax audit of the Fund, will have the authority under the Declaration of Trust to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders in the Fund. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders in a Fund to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.
          A U.S. federal income tax audit of a Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of a Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments.
Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.
Non-U.S. Shareholders
          Each Fund will conduct its activities in a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares of a Fund. A non-U.S. Shareholder’s share of the interest income realized by a Fund on its holdings of TIPS or U.S. Treasury bills will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements.
          Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares of a Fund or on the Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the Shareholder’s distributive share of gains if the Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.
          Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares of a Fund) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.
          Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares of a Fund.
          Regulated Investment Companies
          RICs may invest up to 25% of their assets in “qualified PTPs” and net income derived from such investments is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. Each Fund anticipates that it will qualify as a qualified PTP for any taxable year in which the Fund realizes sufficient gross income from its commodities futures transactions. However, qualification of a Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Fund will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of a Fund as a qualified PTP. In a 2005 revenue ruling, the IRS clarified that derivative contracts owned by a RIC that provide for a total-return exposure on a commodity index will not produce qualifying income for purposes of the RIC qualification rules. The IRS interpretation set forth in such ruling, however, does not adversely affect a Fund’s ability to be treated as a qualified PTP for purposes of applying the RIC qualification rules. RIC investors are urged to monitor their investment in a Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs. Each Fund will make available on the Managing Owner’s website periodic tax information designed to enable RIC investors in its Shares to make a determination as to the Fund’s status under the qualified PTP rules.
          Tax-Exempt Organizations
          An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.
          UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as a Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.
          UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.
          All of the income realized by a Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. Neither Fund will borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares of a Fund will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.
          Certain State and Local Taxation Matters
          Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares.
          State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. Each Fund may have income in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective investor should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

          Under current law and assuming full compliance with the terms of its applicable Declaration of Trust (and other relevant documents), neither Fund should be subject to the New York City unincorporated business tax because the tax is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by either Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in either Fund. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because each Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in a Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non-New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in shares based on qualification of a Fund as a “portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.
          Backup Withholding
          Each Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders that do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.
          Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF EITHER FUND.

PURCHASES BY EMPLOYEE BENEFIT PLANS
          Although there can be no assurance that an investment in the Funds, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations— ‘Tax-Exempt Organizations’” at page 79. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Funds.
          General
          The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Funds (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

          In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.
          Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Funds, including the role that such an investment in the Funds would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Funds, must be satisfied that such investment in the Funds is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Funds, are diversified so as to minimize the risk of large losses and that an investment in the Funds complies with the documents of the Plan and related trust.
          EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NEITHER FUND IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.
          “Plan Assets”
          ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).
          The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.
          The Shares of the Funds should be considered to be publicly-offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares will be timely registered under the Securities Exchange Act of 1934. Second, it appears that the Shares will be freely transferable because the Shares of the Funds will be freely tradeable on the NYSE Arca like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 investors independent of the Funds and of each other. Therefore, the underlying assets of the Funds should not be considered to constitute assets of any Plan which purchases Shares.
          Ineligible Purchasers
          In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Clearing Broker, the Administrator, the Trustee, the Index Calculation Agent, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.
          Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.
          THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.
PLAN OF DISTRIBUTION
          Initial Purchaser
          [___] is the Initial Purchaser of Shares of each Fund. On [___], the Initial Purchaser agreed to purchase and take delivery of [___] Shares of each Fund, which comprise the initial Baskets of each Fund, at a purchase price of $25.00 per Share ($[1,250,000] per Basket), pursuant to an Initial Purchaser Agreement. The Initial Purchaser proposes to offer to the public these [___] Shares of each Fund at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares of a Fund offered by the Initial Purchaser at different times may have different offering prices. The excess, if any, of the price at which the Initial Purchaser sells a Share over the price paid by the Initial Purchaser in connection with the initial purchase of such Share will be deemed to be underwriting compensation by the FINRA Corporate Financing Department. The Initial Purchaser will not receive from a Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with the sale of the Shares to the public.
          Neither Fund will bear any expenses in connection with the offering or sales of the Shares composing the initial Basket.
          The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.
          The Initial Purchaser will not act as an Authorized Participant with respect to the initial Basket of a Fund, and its activities with respect to the initial Basket of a Fund will be distinct from those of an Authorized Participant.
          Authorized Participants
          Each Fund will issue Shares in Baskets to Authorized Participants continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by the applicable Fund, at the net asset value of [50,000] Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the applicable Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create a Basket is accepted by the applicable Fund.
          Authorized Participants may offer to the public, from time-to-time, Shares of a Fund from any Baskets they create. Shares of a Fund offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares of the applicable Fund on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from either Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

          As of the date of this Prospectus, each of [___] and [___] have each executed a Participant Agreement relating to each Fund and are the only Authorized Participants.
Likelihood of Becoming a Statutory Underwriter
          Each Fund will issue the initial Baskets to the Initial Purchaser and will issue Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from each Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. Similarly, the Initial
Purchaser will be deemed a statutory underwriter. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.
          Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

Nature
of Payment	Payor	Amount of Payment	Services Provided
Selling Commission [TBD]	Funds	[TBD]	[TBD]
Distribution Services Fee [TBD]	Funds	[TBD]	[TBD]
Marketing Fee [TBD]	Funds	[TBD]	[TBD]

For additional details see below.

          General
          Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
          Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.
          The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of each respective Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

          The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, neither the Initial Purchaser nor the Authorized Participants will make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by a Fund will not exceed [10% plus 0.5%] for bona fide due diligence.
          The Initial Purchaser will not charge a commission of greater than 1% (which represents a maximum of $10,000,000 of the amount registered hereby) of the price per Share of each Fund in offering and selling the Shares comprising the Initial Baskets of each Fund.
          Pursuant to the Distribution Services Agreement, [___] will be paid by each Fund in an amount of approximately $[___] per annum per Fund, plus any fees or disbursements incurred by [___] in connection with the performance by [___] of its duties on behalf of each Fund.
          Pursuant to the Marketing Agreement, [___] will be paid the following fees by each Fund [___].
          The payments to [___] will not, in the aggregate (of the Funds, and not on a Fund-by-Fund basis), exceed [___]% and [___]%, respectively, of the gross offering proceeds of the offering (or in an amount equal to $[___] and $[___], respectively, of the $[___] registered on the initial Registration Statement on Form S-1 in respect of the Funds). The Funds will advise [___] and [___] will monitor compensation received in connection with the Funds to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.
          The Jefferies TR/J CRB Commodity Index ETF’s Shares trade on the NYSE Arca under the symbol “CRB” and the Jefferies Commodity Real Return ETF’s Shares trade on the NYSE Arca under the symbol “RRET”.
LEGAL MATTERS
          Sidley Austin llp has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin llp also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to each Fund. Sidley Austin llp has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax matters and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin llp has not represented, nor will it represent any Fund or the Shareholders in matters relating to the Funds or any Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.
          Richards, Layton & Finger, P.A., special Delaware counsel to the Funds, has advised the Funds in connection with the legality of the Shares being offered hereby.
EXPERTS
[TO COME-AUDITORS TO PROVIDE]
ADDITIONAL INFORMATION
          This Prospectus constitutes part of the Registration Statement filed by the Funds with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION
AND ANNUAL REPORTS
          The Managing Owner will furnish you with an annual report of each Fund in which you invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.[___].com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.
PRIVACY POLICY OF
THE MANAGING OWNER
          The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.
[Remainder of page left blank intentionally.]

*	To be filed by amendment

Report of Independent Registered Public Accounting Firm*
Jefferies TR/J CRB Commodity Index ETF:

*	To be furnished by amendment.
JEFFERIES TR/J CRB COMMODITY INDEX ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
JEFFERIES TR/J CRB COMMODITY INDEX ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Jefferies TR/J CRB Commodity Index ETF
Form of Statement of Financial Condition
dated [___].*

*	To be furnished by amendment
JEFFERIES TR/J CRB COMMODITY INDEX ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
JEFFERIES TR/J CRB COMMODITY INDEX ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Jefferies TR/J CRB Commodity Index ETF
Notes to Statement of Financial Condition*
[___], 20[_]

*	To be furnished by amendment.
JEFFERIES TR/J CRB COMMODITY INDEX ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
JEFFERIES TR/J CRB COMMODITY INDEX ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*
Jefferies Commodity Real Return ETF:

*	To be furnished by amendment.
JEFFERIES COMMODITY REAL RETURN ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
JEFFERIES COMMODITY REAL RETURN ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Jefferies Commodity Real Return ETF
Form of Statement of Financial Condition
dated [___].*

*	To be furnished by amendment
JEFFERIES COMMODITY REAL RETURN ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
JEFFERIES COMMODITY REAL RETURN ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Jefferies Commodity Real Return ETF
Notes to Statement of Financial Condition*
[___], 2010

*	To be furnished by amendment.
JEFFERIES COMMODITY REAL RETURN ETF HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.
JEFFERIES COMMODITY REAL RETURN ETF HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Report of Independent Registered Public Accounting Firm*
     Jefferies Commodity Investment Services, LLC:

     • To be furnished by amendment.

Jefferies Commodity Investment Services, LLC
Form of Statement of Financial Condition
dated [___].*

*	To be furnished by amendment
JEFFERIES COMMODITY INVESTMENT SERVICES, LLC HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

Jefferies Commodity Investment Services, LLC
Notes to Statement of Financial Condition*
[___], 20[_]

*	To be furnished by amendment.
JEFFERIES COMMODITY INVESTMENT SERVICES, LLC HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION
JEFFERIES TR/J CRB COMMODITY INDEX ETF
JEFFERIES COMMODITY REAL RETURN ETF
Shares of Beneficial Interest

The Shares are speculative securities which involve the risk of loss.
Past performance is not necessarily indicative of future results.
See “The Risks You Face” beginning at page 19 in Part One.
THIS PROSPECTUS IS IN TWO PARTS:
A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.
THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN
IMPORTANT INFORMATION. YOU MUST READ THE
STATEMENT OF ADDITIONAL INFORMATION
IN CONJUNCTION WITH THE
DISCLOSURE DOCUMENT.
[______], 2010
Jefferies Commodity Investment Services, LLC
Managing Owner

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO
JEFFERIES GROUP, INC.
          Jefferies Group, Inc.
          Jefferies Group, Inc. and its subsidiaries operate as a major global securities and investment banking firm serving companies and their investors. Jefferies Group, Inc. controls numerous operating companies, together Jefferies Group, including the Managing Owner, Jefferies Commodity Investment Services, LLC. Jefferies Group offers companies capital markets, merger and acquisition, restructuring and other financial advisory services. It provides investors fundamental research and trade execution in equity, equity-linked, and fixed income securities, including corporate bonds, government and agency securities, repo finance, mortgage- and asset-backed securities, municipal bonds, whole loans and emerging markets debt, convertible securities as well as commodities and derivatives. It also provides asset management services and products to institutions and other investors. Effective June 18, 2009, Jefferies Group, Inc.’s principal operating subsidiary, Jefferies & Company, Inc., was designated as a primary dealer by the Federal Reserve Bank of New York.
          As of September 30, 2009, Jefferies Group had 2,513 employees. It maintained offices in more than 25 cities throughout the world and has its executive offices located at 520 Madison Avenue, New York, New York 10022. Its telephone number is (212) 284-2550 and its Internet address is www.jefferies.com.
THE FUTURES MARKETS
          Futures Contracts
          Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2011 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2011 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or
Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.
          Hedgers and Speculators
          The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.
          Futures Exchanges
          Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.
          Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.
          Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.
          Daily Limits
          Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You Face — [___].”
          Regulations
          Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)
          The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund. The Fund and the Fund themselves are not registered with the CFTC in any capacity.
          The CEAct requires all “futures commission merchants,” such as the Clearing Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.
          The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.
          Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.
          Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Clearing Broker and the Managing Owner are members of the NFA (the Fund and the Fund themselves are not required to become members of the NFA).
          The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.
          Margin
          “Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.
          Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.
          Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

EXHIBIT A
PRIVACY NOTICE
          The importance of protecting the investors’ privacy is recognized by Jefferies TR/J CRB Commodity Index ETF and Jefferies Commodity Real Return ETF (the “Funds”) and Jefferies Commodity Investment Services, LLC (the “Managing Owner”). The Funds and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.
          Categories Of Information Collected. In the normal course of business, the Funds and the Managing Owner may collect the following types of information concerning investors in the Funds who are natural persons:
•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).
          How the Collected Information is Used. Any and all nonpublic personal information received by the Funds or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Funds by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the any of the Funds or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, the Clearing Broker, administrators, auditors and the legal advisers of the Funds. Additionally, the Funds and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.
          For questions about the privacy policy, please contact the Managing Owner.

PART II
Information Not Required in Prospectus
Item 13. Other Expenses of Issuance and Distribution.
     The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

	Approximate
	Amount
Securities and Exchange Commission Registration Fee	$445.63
Financial Industry Regulatory Authority Filing Fee	1,125.00
Printing Expenses	[____]	*
Fees of Certified Public Accountants	[____]	*
Fees of Counsel	[____]	*

Total	$ [____]	**

*	To be Provided by amendment.

**	Represents an estimate of the portion of fees and expenses of the Fund that are common to this Registration Statement and the Registration Statement for Jefferies TR/J CRB Commodity Index ETF (SEC File No. 333-[-]), which is being filed concurrently with this Registration Statement.
Item 14. Indemnification of Directors and Officers.
     Section 4.7 of the Amended and Restated Declaration of Trust and Trust Agreement of each of the Funds filed as exhibits to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under each Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Funds, as the case may be, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Funds, as the case may be, provided that (i) the Managing Owner was acting on behalf of or performing services for the Funds, as the case may be, and has determined, in good faith, that such course of conduct was in the best interests of the Funds, as the case may be, and such liability or loss was not the result of gross negligence or willful misconduct, or a breach of the Amended and Restated Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under either Amended and Restated Declaration of Trust and Trust Agreement shall be from assets of the Funds, as the case may be.
Item 15. Recent Sales of Unregistered Securities.
     None.

Item 16. Exhibits and Financial Statement Schedules.
          The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:
     (a) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description of Document

1.1	Form of Initial Purchaser Agreement*

4.1	Form of Amended and Restated Declaration of Trust and Trust Agreement of Jefferies Commodity Real Return ETF*

4.2	Form of Participant Agreement*

4.3	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Opinion of Richards, Layton & Finger, P.A., as to legality*

8.1	Opinion of Sidley Austin llp as to income tax matters*

10.1	Form of Customer Agreement*

10.2	Form of Administration Agreement*

10.3	Form of Global Custody Agreement*

10.4	Form of Transfer Agency and Service Agreement*

10.5	Form of Distribution Services Agreement*

10.6	Form of Marketing Agreement*

23.1	Form of Consent of Sidley Austin llp is included as part of this Registration Statement*

23.2	Form of Consent of Richards, Layton & Finger (included in Exhibit 5.1)*

23.3	Form of Consent of Sidley Austin llp as tax counsel is included as part of this Registration Statement*

23.4	Consent of [Auditors], Independent Registered Public Accounting Firm, is included as part of this Registration Statement*

*	To be filed by amendment.

5

(b) The following financial statements are included in the Prospectus:
     (1) Jefferies Commodity Real Return ETF

(i) Report of Independent Public Accounting Firm dated [______].*	[__]
(ii) Statement of Financial Condition dated [_______].*	[__]
(iii) Notes to Statement of Financial Condition*	[__]
     (2) Jefferies Commodity Investment Services, LLC

(i) Report of Independent Public Accounting Firm dated [______].*	[__]
(ii) Statement of Financial Condition dated [_______].*	[__]
(iii) Notes to Statement of Financial Condition*	[__]

*	To be filed by amendment

6

Item 17. Undertakings.
          (a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That:
               (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
               (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:

               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
(a)     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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          (b)      The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c)      Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Stamford, State of Connecticut, on the 9th day of February, 2010.

Jefferies Commodity Real Return ETF

By:	Jefferies Commodity Investment Services, LLC, its Managing Owner

By:	/s/ Adam C. De Chiara

	Name:	Adam C. De Chiara
	Title:	Co-President

By:	/s/ Bradford L. Klein

	Name:	Bradford L. Klein
	Title:	Co-President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.
Jefferies Commodity Investment
Services, LLC,
Managing Owner Of the Registrant

/s/ Adam C. De Chiara	Co-President	February 9, 2010

Name: Adam C. De Chiara	(Co-Principal Executive Officer)

/s/ Bradford L. Klein	Co-President	February 9, 2010

Name: Bradford L. Klein	(Co-Principal Executive Officer)

/s/ Peregrine C. Broadbent	Chief Financial Officer	February 9, 2010

Name: Peregrine C. Broadbent	(Principal Financial Officer)
     (Being the principal executive officer, the principal financial and accounting officer and all of the directors of Jefferies Commodity Investment Services, LLC)
Jefferies Commodity Investment
Services, LLC,
Managing Owner Of the Registrant

/s/ Adam C. De Chiara	Co-President	February 9, 2010

Name: Adam C. De Chiara	(Co-Principal Executive Officer)

/s/ Bradford L. Klein	Co-President	February 9, 2010

Name: Bradford L. Klein	(Co-Principal Executive Officer)

/s/ Peregrine C. Broadbent	Chief Financial Officer	February 9, 2010

Name: Peregrine C. Broadbent	(Principal Financial Officer)